Exhibit 99.1

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

BROADRIDGE, INC.

Moderator: Rick Rodick

June 22 2011

7:38 am CT

Operator: This meeting is now being recorded.

Male: I just bought - all right, it’s almost midnight in ((inaudible)).

Richard Roddick: Good morning. Welcome to Broadridge first ever Investor Day meeting. My name is Rick Roddick. I’m the Corporate Treasurer for Broadridge and VP of Investor Relations.

The theme of today’s meeting is, “Continued Market Leadership through Execution and Innovation.”

Please turn to page 1 of the materials as I review today’s agenda. I know most of you have met Rich and Dan before. But today you’ll meet four additional members of our senior management team.

As you can see, we have a very full agenda. And we’re committed to concluding promptly at 12:15. So I have two requests to help keep us on track.

Number 1, we have a break schedule from 10:20 to 10:35. So we’ll start promptly at 10:35. So please be back at your table at that time.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Number 2, we have a question-and-answer portion of the meeting from 11:45 to 12:15. Please hold your questions until that time. We’ve included index cards like this at your table. So if you could please write your questions on those, we’ll collect those at the Q&A period and we’ll answer questions. And if we have time, we’ll take additional questions from the audience.

Two final housekeeping items; the exhibit room in the back will open and conclude - or stay open until 1:30 after the meeting, and there’ll be refreshments and a light lunch available also. Also, in the back of your book is a questionnaire that we greatly appreciate your feedback. So if you could fill those out and just leave them at your table, that’d be fantastic.

And before we start the meeting, if you could look at pages 2 and 3 of your handout for some important information from today’s presentation. The presentations we’re going to make today include certain forward-looking statements about Broadridge and its financial results. Our actual results may differ materially from those presented in these presentations. The risk factors that may cause the results to differ materially are set forth in detail in our 2010 Form 10-K and are summarized on Page 2 of our materials.

Our first speaker today is Rich Daly, Chief Executive Officer of Broadridge. Rich?

Richard Daly: Thanks, Rick. Well let me again welcome you to our first investor day. We’re excited to be here and we’re excited to present to you what we think is a compelling long-term TSR story.

I’ve had the privilege of being part of this team since 1989 when I sold my then startup proxy communications business to the brokerage group of ADP. That brokerage group as you know in 2007 was spun into what’s now Broadridge.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Now we’re really excited to share with you Broadridge’s strong investment thesis today; the foundations of which are marketing leading services with 99% client retention rates. You don’t hear that that often. Sales and market momentum that can confidently lead to mid to high single-digit revenue grow, plus a strong free cash flow managed by a team that clearly recognizes it’s your cash. And between that cash and multiple business opportunities, Broadridge will achieve top quartile total shareholder returns.

This is a resilient business. Our performance during the economic crisis has been stable, strongly beating the S&P 500 performance. Today, you will again hear how our mission-critical services are respected by regulators and clients alike. The team running the business is deeply experienced with an average tenure of well over a dozen years.

Today, for the first time, we will meet our President and Chief Operating Officer John Hogan; our largest business unit leader, Bob Schifellite; Gerry Scavelli who is the Unit President leading our new mutual funds initiatives; and Tim Gokey, our Chief Development Officer. We have other ExComm members here today. Let me introduce them. They’re sitting over here.

We have Doug DeSchutter who runs our transaction reporting business and under Bob, is responsible for our “E” initiatives and the Voly joint venture with Pitney Bowes that I’ve described in a previous call; Bob Kalenka, our Chief Administrative Officer and the Chief Operating Officer of the Communications Unit; Adam Amsterdam, our General Counsel; Stefanie Shelley who runs marketing for us; Maryjo Charbonnier, our Head of Human Resources; Peter Benzie, our Head of Sales.

Peter, stand up a second. You know, there may be somebody here who doesn’t have proxy edge yet, who needs to have a virtual shareholder meeting, you want to give your order to Peter before you leave today.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

And Joe Barra, the President of our BPO and Outsourcing Business, and of course, Dan Sheldon, our Chief Financial Officer is here with us today as well.

Let’s talk another minute about TSR and your cash. You will hear today about the momentum in the business, how that momentum should easily move Broadridge to mid to high single-digit revenue growth and some margin expansion, and how that and our continuing commitment to give you back your cash will deliver strong TSR. Your cash will continue to be used for increased dividends, strategic tuck-in acquisitions and opportunistic buybacks.

Broadridge’s commitment to the service profit chain makes the model sustainable and with lower risk. Our focus on having engaged associates makes them more committed on having and exceeding our customers’ expectations, which enables 99% client retention rates and growing stable profits for our shareholders.

Broadridge’s TSR has performed well versus the S&P 500 and our direct peer group through the financial crisis. However, I can’t tell you that I’m really pleased with only 6% annual TSR since the spin. But I can tell you I am confident we will increase the percentage as we move through fiscal ’12 and beyond. And I expect after hearing from our team today, you will be more confident as well.

To better understand my confidence, please listen carefully to Tim Gokey as he provides the strategic overview of how Broadridge will leverage favorable macro trends and Broadridge’s unique market position.

Bob Schifellite will discuss what we have achieved in our core communications segment since the spin and how well positioned we are regarding both our proxy pricing position and our strong value proposition to attack the assure market.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Gerry Scavelli will show you firsthand the opportunities that can be pursued by leveraging a Number 1 brand and market position through focused tuck-in acquisitions with low risk and high return potential.

John Hogan will enable you to understand our strong sales success and our securities processing solution segment and why that momentum will continue.

And Dan, the Man, Mr. Sheldon, will tie all the numbers together with our normal transparency and candid views.

I can tell you on this chart I am very pleased with our free cash flow percentages and returns. And I am confident that free cash flow will improve meaningfully as we move forward.

How’s that? Is that a great looking chart? We make the Yankees look like slackers up there.

You know, 1 may be the loneliest number. But it’s the only number we will strive to maintain and achieve in the markets we serve. Broadridge is and will remain the Number 1 market provider the old fashion way. We will continue to earn it every day.

Our vision is clear. We are a leading provider of investor communications and technology driven solutions to broker dealers, mutual funds and corporate issuers globally.

My apologies to the thousand plus great client brands that we did not include on this slide. By the way, if you can find another investment with our attributes of Number 1 market ranking and industry relationship breadth, you should buy it.

Our strong future is clearly a result of our strong path - past, excuse me. Market leading core business segments enable low risk expansions into natural adjacencies. That’s worth repeating -

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

enabling low risk expansions into natural adjacencies. When you’re selling a product to a customer set that’s already ranked you Number 1, they’ll highly likely to consider buying from you. You’ll see market data that shows how aware our clients are of us and how inclined they are to do business with us. Great cash flow first enabled us to pay down debt, to earn an investment-grade credit rating, and now enables the continued return of cash to shareholders and for us to make targeted tuck-in acquisitions.

The foundation of Broadridge is that commitment to the service profit chain. In tough markets like we’ve just been through, maintaining the balance between associates, customers and shareholders is very difficult. But it was more important than ever. That’s why we remain committed to being an employer of choice in all our markets and why despite this year’s weak event-driven revenue we announced normal raises next year and expect a full return of associate bonuses next year. It’s our market-leading associate engagement level that enables our growing product portfolio operational excellence and strong cash flow that will give you, our shareholders, sustainable top quartile TSR.

We approved our commitment to the service profit chain and driving TSR since the spin. Our 300 million annual technology spend enabled the creation of 20 new products since the spin, plus our ability to maintain that Number 1 ranking. Our free cash flow enables us to acquire some strategic tuck-ins that you’ll hear about today.

But a few hours will not enable you to hear about all of our new products and opportunities. However, between what you will have time to hear today and the demos you see outside, plus our four-year track record as a public company and our willingness to divest underperforming assets, which you’ve also witnessed, I fully expect to raise your confidence in Broadridge’s future and our ability to create top quartile total shareholder returns.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Broadridge is growing from a fiscal year ’12 and ’13 story to a sustainable top quartile TSR long-term investment opportunity. The items we have already executed will enable us. We do not need any Hail Mary passes to create top quartile TSR.

At the end of today’s presentation, I’m going to wrap up with just this same slide. Listen to where our investor communications, solutions and securities processing solutions businesses are. Listen to how well positioned they are. Look at the industry trends and where they’re going. The question is, with that momentum we already have established, how (can’t) we achieve this growth?

I’m proud to work with the team members you will hear from today and the equally experienced and committed leaders you will meet in future investor days. And just think what TSR we will be able to create in the future given our commitment to the service profit chain and capital stewardship.

Now we’re going to move to the next part of the agenda. Let me get Tim’s opening slide up. I’m going to introduce Tim. Tim is one of our newest team members. I decided that the importance of strategy in tying all the pieces together, we needed to really go out there and hire a proven executive with proven line experience, okay, to look and help us tie all these pieces together.

Maryjo and I went into a search process that lasted quite a while, well over a year, because I was very, very committed to identifying a proven line leader with a strong strategic background. And I actually personally recruited Tim well over four months.

So I’m very, very pleased that Tim is here. I’m very, very pleased that Tim is the newest part of our team. And I encourage you to listen to our markets and the sizing of our markets in particular, and how much more room we have to grow in all of our businesses and how well positioned we are with issuers, brokers, mutual funds across all of our segments.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Thanks so much.

Timothy Gokey: Thank you very much, Rich.

I’m Tim Gokey. And in the context of everyone you’re going to meet today, just as Rich said, I’m the new person. I have been here just over a year now. And I focus, as Rich said, on strategy, M&A and growth more broadly.

I came to Broadridge from H&R Block where I led the tax business for five years. At Block, I was responsible for half a dozen business units with 3.7 billion in system revenues and just over $900 million in pretax profit, up from $600 million when I took over the role.

Before Block, I was a partner in McKinsey & Company where I led the financial services marketing practice. In my 13 years at McKinsey, I had the privilege to serve more than two dozen Fortune 500 and 1000 companies across a broad array of financial services arenas.

I’m hoping this morning to give you just a little bit of a unique perspective. Having been here about a year, I think I now understand Broadridge. But I’m also new enough that I know what it’s like to look at it from the outside. And so I’d like to talk to you a little bit about why I came to Broadridge, why I’m so pleased to be here and why I’m so excited about our future.

To do that, I’m going to give you a strategic overview of our position and how we believe we can leverage it for growth.

Now this is important because our position gives us both a great defensive posture, but it also creates a unique growth platform. And it’s that combination that really made Broadridge so attractive for me.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

In outlining our strategy this morning, I’m going to talk about the environment, our unique position within the environment and how we’re evolving our strategy to take advantage of our growth opportunities.

Let’s start with the market environment.

Overall, we serve large and attractive markets with lots of opportunity for growth. We see that first in investor communications. Some people look at our $800 million and fee revenue in this business and our market position and proxy and they ask how can Broadridge grow. The fact is our addressable market is much larger. And investor communications, it adds over $10 billion. We have less than 10% share and we have lots of opportunity.

And note that all the numbers I’m going to talk about exclude distribution revenues, which are primarily pass-through.

Let me just walk you clockwise around the pie chart.

In the upper right, beginning at 12 o’clock, we had a core bank/broker-dealer market, which is about $1.3 billion. We have a little over $600 million in fee revenue here growing at about 5%. Next is that we have an almost $1 billion market for related other broker dealer needs, which is where we have products that we’ve recently introduced. We have about $50 million in this quadrant. It’s been growing between 20% and 30% per year over the past five years. We think we can add about $75 million of revenue here over the next few years.

Beyond that, we’ve identified over $2 billion in other needs where our position and skills are very relevant. We don’t yet have products here. But we think this represents attractive future opportunity.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

At the bottom, we have about $3-billion market for services to corporate issuers. As I will show in a moment, we already have a substantial corporate issuer business. But the way we kind of - we have just under $70 million of revenue in this quadrant. We think we can grow that to over $150 million over the next few years.

Next, as we move to the left side, we have mutual funds. At roughly 9 o’clock, we have our four current core markets which total $1.8 billion. Finally, we have over $1.7 billion in other mutual fund needs we’ve identified as future opportunity. As we learn more, that number will change.

Some we see tremendous opportunity to grow our investor communications business as we continue to meet new needs amongst our broker-dealer clients to build on the foundation we’ve created in mutual funds and to expand how we serve issuers beginning with transfer agency.

If we turn from investor communications to technology and operations, i.e. SPF, the market is even larger. Overall spending by our clients in this arena is over $100 billion, of which we think there’s about $14 billion that’s directly relevant for us. Again, much of our focus today has been on the $1.2 billion slice labeled US Brokerage Processing. But as John Hogan will explain, we have a strong position in global processing and a good early position in BPO on which to build. There’re also attractive adjacencies we’re looking at on a very targeted basis.

So that’s the current position. But how is it changing? When we look at the environment, there is a lot of change. I’m going to talk today about five key macro trends. I think we would all agree that these trends are happening. And I like to think that as we look at how Broadridge is positioned, we’ll see that these trends are all tailwinds for Broadridge in the medium and long term.

The first key trend is regulatory change. We all know the world is getting more complex, not simpler. The biggest impact here is in our investor communications business. As you know, the

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

SEC is completing a broad review of the overall proxy infrastructure. As Bob Schifellite will discuss, we feel very good about how this is coming out. And we believe it will drive new opportunities including end-to-end vote confirmation, enhanced broker Internet platforms and others.

More broadly, increasing regulation and compliance requirements are driving new opportunities across our businesses. In mutual funds, we’ve recently won over $10 million of recurring revenue related to new Department of Labor Compliance Requirements.

In FDS, we’re seeing new demand based on TARP, tax law reporting and increased focus on risk and compliance.

Overall, regulatory change is good for us because it raises the bar and creates new needs. All of our clients need to cope with regulatory change. And all of our clients are facing increasing cost pressures. As the experts, we can understand the regulatory changes at a deeper level than our clients, and we can make the required system changes once as opposed to each of our clients having to figure out for themselves and importantly make changes in each of their individual systems. This creates enormous economies of scale and scope that allows us to serve our clients better, to save some money and still make an attractive margin.

The second major trend is the move to e-delivery. Now this change is already here. Over 50% of proxy communications reporting corporate issuers already have some form of e-component. This also applies to significant proportion of our transactional communications.

Our strategy is to continue to lead this change. Our content, network and compliance capabilities give us new resources of competitive advantage. We’re laying down leadership positions in digital mail, enhanced broker platforms and virtual shareholder meetings. And we’ve already demonstrated success with Notice and Access. In the future, increased e-delivery will lead to Broadridge having an even more central role with less distribution revenue, but with higher margins, profits and cash flow.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

The third trend is simply the growth in underlying markets. The markets for the assets that we service are volatile, but historically and prospectively have good growth. Asset values have grown at 6% to 8% over long periods of time. Trades have grown to more than 15% and positions at 1% to 3%. This creates underlying secular growth far in excess of typical industries that are tied to population or GDP. On top of that, we have increasing complexity and innovation.

As with regulation, change here is good for Broadridge. It increases the need for our current solutions. For example, the exploding recent demand for fixed income, it creates a need for new solutions like collateral management and multi-asset solutions. And it creates an ongoing stream of acquisition opportunities as small teams spin out of larger organizations, create new products and then look to monetize that with strategic buyers.

Overall, we are better positioned to take advantage of these changes as an independent company post-spin. Meeting new needs is a key focus for us. And we’ve seen that this year with multiple new products like mobile voting and with several acquisitions.

Finally, globalization is a key trend that’s positive for Broadridge. If you look at world equity markets, DREF has gone from more than 50% of world market capitalization ten years ago to less than one third today. Globalization is positive for Broadridge because we have the best, really the only third party global processing platform and because we’re the leader in cross-border proxy activity.

Our non-US business is on the order of $300 million today. We have a commitment to significantly increase this over the next five years. But just as important, our global platform is differentiating in winning domestic business as well.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So overall, when you look at the market environment including the key macro trends, Broadridge is very well positioned for the next five years.

Now within the market context I’ve just discussed, Broadridge has built a very attractive position. As Bob Schifellite will describe, Broadridge has created a unique transaction and information hub that connects bank, broker-dealers, corporate issuers, mutual funds and investors. This hub dramatically simplifies complex interactions across the industry and would take enormous investment for anyone else to replicate. It also gives us the strong basis on which to create new services for our clients. Beyond this information hub, we also have strong relationships with virtually every player and, as Rich mentioned, industry leading platforms on which to build.

Let me take just a moment on our current position. Now this is how we normally describe ourselves. It includes six months of revenue for Matrix. Pre-Matrix will be basically over 90% broker, about 5% mutual fund and a little bit of corporate issuer. Now this view is true and is probably actually how we’ll continue to describe ourselves. But it is very limiting.

When you look at the state of Broadridge in terms of who actually pays us, the realities are different. If you look at our revenues in terms of where they’re coming from, it’s basically 40% from brokers, 30% from corporate issuers and 30% from mutual funds.

In terms of relationships, the impact is even stronger. Going down the right-hand side, we have strong service relationships with every mutual fund complex, call it 600; with every public company, call it 6,000 in the US; and with every broker-dealer and most trust banks, call it 1,000 in the US.

Now this perspective is very important. And I think it shows two things. First, our revenues are very diverse. We saw the benefit of that in the recent downturn. And second, when we say we’re going to grow with mutual fund and corporate issuers, we’re not starting from scratch. We’re growing from a very substantial position both in terms of revenues and relationships.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So we believe we’re in large attractive markets with favorable long-term trends and we believe we’re in a unique position within these markets.

What’s our strategy to leverage that? Let’s start with a vision that Rich described. There’re really four things to take away here. First, we’re going to play where we have or believe that we can build a leadership position. We have that as Rich said already in virtually of our core businesses today. And we’re not entering new arenas where we don’t think we can build a leading position.

Second, investor communications and technology driven solutions are defined by substantial arenas we have relevant positions, skills and assets.

Next, we serve three important constituencies - in broker dealers, mutual funds and corporate issuers - that give us a lot of room for growth.

And finally, we’ll do all of this globally.

So if that’s the vision, how do we get there? Supporting this vision we have four key strategies for - to drive growth; all of which are based on leveraging our current position.

First, we’re going to continue to grow our core bank/broker-dealer communications business. This is our largest business, and we think we can grow our fee revenue here at 8% in a conservative case without unreasonable actions. Bob Schifellite will take you through the details of our strategy here. But in essence, we believe that the sort of the - what I’ll call the core of the core is very well positioned and has the opportunity for mid single-digit fee growth. We’re going to lead the ongoing transition of e-delivery. And we have good opportunity with several emerging products where we already have a very strong growth trajectory.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Second, we’re going to leverage the unique position we have as the information hub of the financial services industry to build the leading data-driven mutual fund solutions provider. Again, we already have a strong position here. We split this business off two years ago and we’ve made huge progress. We believe we can grow our revenue here on the order of $200 million over the next few years. And Gerry Scavelli will take you through our strategy in detail.

Third, we’ll grow issuer solutions. Again, we already have a strong position here. We have service relationships with every US public company. And we have direct relationships with over 1,800, including 45% of the Fortune 500. We think we can build a very substantial business here beginning with transfer agency. And Bob Schifellite will take you through the detail of strategy.

Finally, we’ll grow our technology and operational solutions business. In many ways, this may be the most exciting or at least the most unrecognized opportunity. As you know, the business environment for this business has been tough over the past few years. But as John Hogan will describe, we’ve used that time to take market share and we have strong momentum based on sales already closed. Based on all of that, we think we can grow the top and bottom line of this business at least with high single digits over the next few years.

Those are our four growth strategies. You’ll hear more about each today. We believe that each (were) achievable based on the strong position that we already have. We believe that they reinforce each other. And we believe that they give us multiple ways to win.

As we think about the four strategies, we have two ways to drive them - organically and through acquisitions. While the largest part of our growth will come organically, acquisitions will play an important role. And we view acquisition as a way to carry out our strategy, not as a strategy onto itself. Acquisitions give us an additional way to be successful.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

As we look at acquisitions, we’re very disciplined on the question of whether and why ((inaudible)). And we have strict criteria with high return targets to ensure that we’re using shareholder money wisely.

Given that we had been somewhat more acquisitive in the past year, it’s worth spending just a minute to recap how we look at them. We essentially have five criteria - strong strategic linkage; accretive; very strong returns on capital; of a size of which we’re comfortable; and confidence in our ability to execute the business plan we develop.

Now all these criteria are important, but strategic linkage is critical. We’re typically competing for these acquisitions against PE firms that can apply leverage. We always look at unlevered returns, and therefore, we need to believe that there’s a strong connection to assets and relationships we already have in place that will allow the business to outperform under our ownership. By focusing only on assets for which we are the best owner, we can target 20% plus unlevered returns while minimizing our downside.

As a result of (running) these kinds of criteria particularly strategic linkage, we’ve been very successful over time. Impacts with our fixed income platform, we acquired it with less than $2 million in revenue and we’ve grown at 31% compounded for 15 years. Mortgage-backed security (investment) is a fixed income point solution we acquired with revenues less than $1 million. It’s a bit small to be here, but I (added) it to show that some acquisitions are essentially product development by another name.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

I won’t go through all of these, but collectively you can see we’ve done very well. In addition, we simply did four transactions in the past 12 months - City Networks, NewRiver, Forefield and Matrix. All are on or ahead of the business case, I’m pleased to report.

Finally, we also divest assets when that’s the right decision as we recently did with our clearing business, putting up $250 million as shareholder capital. So we have a good position and attractive markets with lots of opportunity. We have a sound strategy to capture that opportunity and we have multiple ways to win.

Now before I finish, I want to spend just a moment on why I feel so confident about our ability to succeed. There are lots of positives that are under market position and other factors that I mentioned earlier. But I want to leave you with two thoughts. The first is our clients. As Rich mentioned, we have 99% retention across our businesses. But beyond just staying with us, our clients would actively like to buy more services from us.

The chart on the right here is based on some brand work we did last fall. What you see is almost 90% of our clients across all of our businesses have a favorable view of us and more than 70% would like to buy more. That’s huge both to the stickiness of what we already have and for our ability to grow.

The second thought is that we are already making tangible progress. We’re positioned well in our core bank/broker-dealer business relative to the content release and pricing review. And issuer, we’re growing transfer agency at the rate of more than one client per week. And mutual funds access data launch to Market Intelligence products for ETF and signed up 90% of industry assets within six months. In an SPF, we recently signed our largest ever back-office deal.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

In sum, Broadridge is well positioned in large attractive markets. We have a clear strategy for growth with key assets already in place. And as you’ll hear to rest of the morning, we’re already making tangible progress.

For me personally, I couldn’t be more delighted to be here. As you know, one always wonders on taking a new role if the company will be what you think it is. But the combination of opportunity and market position is even more compelling than I thought from the outside. And team, many of whom you’ll meet today, (are) very strong. They work unusually well together as seen by the progress we’re already making.

So overall, I’m even more excited about Broadridge today than I was a year ago. And I hope by the end of the morning, you will be as well. Thank you very much. I look forward to questions at the end of the morning. And I’d like to introduce Bob Schifellite who’s head of our bank/broker-dealer and issuers communications business.

Robert Schifellite: Thank you, Tim.

This - can you hear me? Okay. Thank you, Tim. Good morning. I’m Bob Schifellite and I’m President of the Investor Communications Solutions business serving banks, broker-dealers and issuers.

You know, Rich Daly mentioned that he’s been on this business for 30 years. Proof Point Number 1, I can validate that that’s true because I was there as a Touche Ross auditor for those of you that remember Touche Ross, which is now Deloitte, auditing - and my first CFO that I had to go up against was Rich Daly. So that’s where I started in this business.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Several years later, Rich recruited me to what was then a $30-million business. And together with our associates, we really have been privileged to create an industry that supports the communication and voting needs of the equity capital markets around the globe.

We’ve driven tremendous growth and value for our shareholders, for our clients and for our associates. And we really are motivated to taking this business to the next level.

You’ll see through my presentation today, I absolutely have a passion for this business. And today, it’s a $1-1/2-billion business. I’m just looking forward to the next 30 years with Rich. I know it’s going to be great.

The communications business serves two major constituents. The first is comprised of banks and brokers, of which you may be aware we have over 1,000 as clients. Second is the corporate issuer. Of this group, we touch virtually every publicly held company. And of the several thousand that are there, about 6,000, about 1,800 are direct clients of ours. And I’m going to address the issuer business a bit later. But now I’m going to focus on the bank and broker business.

So, what we do, we simplify a very complex process for all participants. We do it through technology, intellectual capital scale, new products and relentless attention to world-class service. This is what we brought this process to. We’ve made it more simplified. We’re well positioned both now and for the future and by virtue of our role as an essential transaction information and communication services hub for the financial industry.

Now this hub of more than 100 million street investors, which includes individual investors, public and private funds, hedge funds and financial advisors, and connects them to more than 6,000 publicly held companies, 1,000 banks and brokers and several hundred mutual fund families.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Our clients rely on our services and it would prove very difficult for any (competitor) to replicate. For example, we estimate that it would cost well over $1 billion, that we have already spent, in order to replicate this hub that you see here. It not only provides essential infrastructure and connectivity, it also creates significant economies of scale. And around this, we’ve built long-term relationships, high levels of repeat business and promising growth opportunities, not only in the core business but in our emerging products and global products that I’ll talk about in a few minutes.

I got to take you through an example of how the proxy process works in our role, okay? So it’s going to take a few twists and turns here.

Let’s say you’re an individual investor and you own shares in GE. And your broker is E*TRADE. Just like with every publicly held company, GE is required to have an annual meeting. And for that annual meeting to be validated, they need to have at least 50% of the shares represented. First, a record date is established for the meeting, and the meeting will follow at about 50 days later.

Broadridge’s systems and staff keep track of these record dates for all issuers, all the thousands of issuers through a number of our processes which include rich historical database. It’s unmatched. Our technology platforms reach out to E*TRADE and to every single one of our bank and broker clients and queries them about GE’s holdings. In this way, we identify and aggregate all GE holders and we apply proprietary rule engines to alert GE of their total number of positions and shares. And we do that by nominee.

We process these detail accounts against various databases, including one that profiles over 100 million investor accounts for such preferences as house holding, paper versus e-delivery, managed accounts, notice and access use, confidentiality and other investor preferences.

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Now GE relies on this information when deciding what types of methods to use for delivery and whether to, for example, stratify a distribution. So we give them the data that enables them to understand that they may want to send a full set of materials to, perhaps, largest shareholders where there’s more likely outcome to vote. And they may want to send full packages to shareholders who have voted in the past because that will boost voting, which is critically important to them. And they may want to send a simple notice of Internet availability to certain other shareholders.

Broadridge then codes the proxy proposals, distributes vote instruction forms and materials, where designated, to E*TRADE’s customers and the customers of every single one of our 1,000 bank and broker customers. And then we collect, aggregate and report votes by nominee to GE every day during the solicitation period up until the close of the polls.

Now when you get your package, for those of you that get one of these packages at home or (gets) it electronically, it sounds simple, right? When you get it, it sounds simple. But I can tell you it’s not. Imagine every publicly held company having to connect with more than 1,000 banks and brokers annually.

The process I just described happens for over 13,000 meetings in the US every year and thousands more around the globe. Time limits, accuracy, efficiency and data security are of the essence. And it must work flawlessly every single time. Systems availability, delivery assurance, data security, online tools and other aspects of the standards of excellence that Broadridge has brought to this process and, very important, we go beyond virtually all regulatory requirements to deliver these high standards of service.

Right, so the communications business has three components. The first and largest is what we referred to as the regulatory communications. And again, on behalf of 1,000 banks and brokers, we provide proxy communications and tabulations, we provide fulfillment services for mutual funds and other transactions, we process corporate actions as well as mutual fund compliance communications. We do all of this through integrated delivery channels.

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Banks and brokers generally do not view these areas as their core competencies. But they are essential to them and to their clients. And they trust us with critical confidential data. In fact, banks and brokers still retain compliance responsibility for most of these functions even when they choose to outsource them to Broadridge.

Over the years, more and more of the expertise that historically had been at the bank and broker level for this process has moved over to Broadridge. So Broadridge has much of the expertise.

The second component is customer communications, which is the distribution of bank and broker statements, trade confirmations, checks, letters and 1099s, also, through integrated delivery channels. In addition, we provide electronic archiving and hosting of these documents for access by both investors and brokerage personnel.

And the third component is our global and emerging products and services. We have developed or acquired several new products and services over the last few years. There’re about ten different services in this portfolio. And some examples include advisor services, global proxy communications, tax reporting and outsourcing, and securities class actions.

Now Tim talked about the size of the market. And this feels really good and maybe it’s a little bit surprising. We estimate that the addressable market for banks and brokers in the communications space is over $4 billion. We have penetrated about a half of the existing core segments, which we estimate to be about $1.3 billion. So we have a lot of runway left in that existing core space. And it will continue to generate mid-single-level-digit growth rates and also leverage opportunities in both the issuer and mutual fund space.

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Moderator: Rick Rodick

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Gerry Scavelli is going to discus the mutual fund business and I will later discuss the issuer market.

The global and emerging products, as well as adjacent products together have a potential upside of over $3 billion. And these services - this isn’t - these services are purchased or utilized by the same firms that entrust us to provide regulatory and customer communication services today. For example, we’ve recently become the producer of content for banks and brokers and their advisors through our NewRiver and Forefield acquisitions. I will provide more detail about that in a couple of minutes as well.

If you’ll look at this chart, understand our focus. Our focus is going to continue to be on the existing core and the global and emerging products. And of course, we’ll continue to look at opportunities in natural adjacencies.

We really do have a unique competitive advantage. And it stems from several sources — our hub, our relationships, our proprietary systems and databases, our infrastructure and the skills of our people. We apply technology and customized processes. They’ve been built over many years to create value for our clients. And as a result, the proxy process and governance process work extremely well.

We’re committed to providing thought leadership. So it’s led to several innovations and several industry firsts, ranging from electronic voting and distribution in the mid 90s to the investor mailbox in 2007, and today, advisor platforms containing proxy and corporate action information and mobile proxy voting.

When the SEC recently test - implemented aspects of Dodd-Frank, we got the job done. And I’ll say more about this in a moment as well.

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Moderator: Rick Rodick

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Our scale for all distribution channels is unmatched by anyone. And it results in continually exceeding regulatory requirements and clients’ expectations. This translates into great customer service and cost savings.

While our scale enables efficient and timely communications, our quality improvement programs result in the highest level of accuracies in all of our services. Our ongoing independent audits attest to our quality of performance and demonstrate remarkably high levels of accuracy.

For example, Deloitte, they reported that votes with less than 50,000 shares are at least 99.7% accurate and voted shares of 50,000 and more are 100% accurate. So Deloitte comes in quarterly. This is one of the many audits that they do, and these are some of the critical results that continue to take place.

Data security; data security is at the top of the news every single day. And Broadridge is only - is one of only nine ISO 27001 certified companies for financial services in the US. This provides great confidence to our clients that our data security measures are unparalleled. And we also operate in a Tier 4 datacenter.

A good part of our success also comes from listening to our clients. We rely on client surveys and input from our independent steering committees to continuously improve the process.

Let’s talk a little bit about our growth strategy.

While I take great pride on behalf of my colleagues and associates in sharing with you our accomplishments, what most excites me and my management team is the many opportunities for growth and leadership going forward. Let me share with you four of the keys to our growth strategy.

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Moderator: Rick Rodick

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Leading in a changing environment; we are in and we will continue to be in a business where regulations are constantly changing. When they do change, they typically result in greater complexities, not fewer. And that’s where we shine. Handling complexity is our hallmark.

Notable examples include the Notice and Access rules implemented in 2007, Say When On Pay implemented this past proxy season and recent SEC rules on e-forums. Now some of you and some other investors were concerned about the impact of Notice and Access before it was implemented in 2007. And they were concerned about the impact it would have on Broadridge. Well, the result is we led the industry implementing Notice and Access, and it has driven out significant costs, resulting in savings to issuers estimated to exceed $700 million net of our fees.

So we really turned that concern into positive results. In addition, we’ve conducted more than 60 virtual shareholder meetings and electronic shareholder forums, which stem in part from rule - SEC rules on e-forums. And we’ve implemented the Dodd-Frank Say-When-On-Pay process flawlessly.

The SEC’s concept release on the proxy process was published this last July. And comments certainly indicate that the system is working well, but that there were a number of areas that can be improved. The main topics contained in the concept release relating to Broadridge were ensuring the accuracy, transparency and efficiency of the voting process, and enhancing shareholder communication and participation.

Soon after the release, the quote you see on the slide was published in the Wall Street Journal. “The system works well but can be improved.” We provided input to the SEC describing what improvements can be made. And we will deliver those improvements. The aspects of the US proxy system administered by Broadridge have been reviewed on numerous occasions over some 20 years. I have been active in all of those discussions. On every occasion, Broadridge’s systems and processes were found to be reliable and accurate.

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Moderator: Rick Rodick

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Regarding improvements, we’re currently working with the University of Delaware, a leader in corporate governance, to demonstrate that our end-to-end voting confirmations can be expanded. Broadridge recently worked with the UnitedHealth Group publicly held company and provided end-to-end voting confirmation for all of their shareholders, both retail investors, registered investors, registered shareholders, institutional investors - a first in the industry.

Our technology initiatives including the investor mailbox are reversing declines in retail voting while at the same time providing issuers with accelerated adoption of e-delivery by their shareholders. Investor mailbox enables investors to access all shareholder information at their broker’s Web site through a single log-in and one-click access. In the dozen or so instances where brokers have implemented this solution, Internet adoption rates have increased by over 500% and voting rates versus a mailed notice of Internet availabilities have improved by more than 300%. Now that’s impressive.

As you may know, a review of the regulated fees is being conducted in conjunction with the concept release. It really is important to understand that our contractual fees with our bank and broker clients are not strictly tied to the reimbursement to which brokers and banks are entitled. Issuers do understand that the processing fees are only one component of the regulatory costs and that appropriate fees and incentives can materially offset the greater cost they incur for paper, printing and postage. Without technologies, annual costs for issuers continue to decrease.

In the current proxy season, a new high was obtained. Fifty-seven percent of physical proxy distributions, that issuers would otherwise be required to send in physical form, were eliminated.

Savings to issuers are close to $1 billion annually. And as you can see on the slide, issuer unit costs have been reduced by 7% compounded annually since 2002.

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Moderator: Rick Rodick

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A review by Compass Lexecon, an independent economics analysis firm with SEC expertise, demonstrates that unregulated registered fees are nearly three times the rate of the beneficial fees, right? So that’s a very significant metric. And everyone acknowledges that the beneficial process has more complexity. Again, we estimate that Broadridge saved issuers approximately $1 billion in paper and postage costs throughout extensive investments in technology.

The total amounts paid by issuers for street proxy services today are approximately $500 million or half of what they save. That’s why I’m comfortable to say that if someone would be willing to build it for free and run it for free on day one, it would only cost the industry $0.5 billion more than it does today.

Let me provide another example about leadership in response to regulatory changes.

Specifically, lower retail voting participation resulting from the SEC’s Notice and Access rules, this past March, we implemented mobile proxy voting. I’m sure some of you are now users. I encourage you to participate in this mobile phenomenon. And it looks like some of you may be voting right now on your BlackBerry. That - I really do appreciate that. It’s really quite simple. There is no app to download and it works virtually on every mobile and tablet device that you use today to receive e-mail.

Within a couple of months of having implemented mobile voting, more than 100,000 investors use the media to vote their proxies. Even more exciting, approximately one-third of those investors had not voted in the previous year, okay? So they had a security position in a previous year for that same security. They did not vote. This year, they did vote. That is exciting for us, for issuers and for US corporate governance.

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Moderator: Rick Rodick

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Before I cover our multi-channel strategy and capabilities, let me share a question asked often by those new to the Broadridge story. You have a lot of print assets. What happens if the world moves towards E? I usually answer that question in two parts. First, we have very good economic alignment with the industry to drive E. In fact, solely through E, issuers pay an incentive fee for e-delivery of materials. Second, as new communication channels emerge, there’s more complexity for our clients to manage and more opportunities for Broadridge to help.

Think about the channels to use to distribute information. Originally, it was only printed mail. And then it was e-mail and Web presentment. Now there are new channels like social media and digital mail. Integrating across all of these channels requires underlying infrastructure and technology platforms to support them. But true integration requires expertise across many areas - content, profile management, data management and data analytics.

We’re close to formalizing our relationship with Pitney Bowes, which was announced earlier this year, to be their exclusive channel partner for investment industry content in a new Voly digital mail service.

Digital mail is an emerging technology that aims to improve e-delivery rates by creating a single site that consumers can use to receive statements, bills and other documents across all consumer accounts. It’s electronic mailbox. Broadridge will exclusively market Voly as a digital platform and Pitney Bowes will exclusively market Broadridge for investment-related communications. The launch of Voly is scheduled for early next year. And we think it has a great opportunity for issuers and brokers to further reduce their costs.

We’re driving about 24% compounded annual growth rates with robust margins through our global and emerging products. In our global business, we provide proxy communications and voting for customers of custodian banks and brokers that hold shares in companies outside of the US and Canada. Currently, our service enables proxy communications and vote processing for some 35,000 companies across 100 different markets. In essence, the service enables investor, residing anywhere in the world, that owns a security listed on any exchange in the world, to electronically receive proxy information and vote.

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Moderator: Rick Rodick

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By virtue of our relationship with global custodians and brokers, we can now provide services to issuers around the world. This opportunity has developed through our joint venture with the Tokyo Stock Exchange and our agreement with Euroclear. I’ll discuss this further during the issuer presentation.

Another example of our emerging products included Advisor Solutions. Through our Forefield acquisition, we deliver FINRA-approved educational content on a platform that integrates across advisor desktops. And RBC, who’s already a client of this Forefield content, is now adding our proxy and corporate action information on the same desktops. It creates more glue for our regulatory business and it will generate revenue growth.

Customer communications, our customer communications business is very well positioned for growth. And let me explain why.

First, we’re winning in the marketplace. For several years we’ve been ranked the Number 1 document management and investor communications provider by an independent party that has evaluated over 50 different vendors. They take into account over a dozen criteria including expertise, service levels and of course data security.

Morgan Stanley Smith Barney is another proof point of winning in the market. We lost this business several years ago on price. We weren’t the cheapest. We want it back even though our fees were higher than our competitor. Why? Well, because of our superior service levels and Morgan Stanley’s confidence that only we can deliver during this critical integration of Morgan Stanley and Smith Barney entities. The conversion has gone extremely well, and we expect to be completed during the next 12 to 15 months.

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Moderator: Rick Rodick

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Second, the exact bundle of multi-channel communications that I discussed earlier is just as applicable for the delivery of statements and confirms as they are for proxy and prospectus. All of our clients are focused on providing a better investor experience while reducing costs. Our content expertise and ability to integrate across physical and digital distribution channels enable our clients to do just that.

And third, we’re pursuing opportunities to enhance and expand our solution set. For example, we are expanding our electronic archival and records management capabilities and creating a presence in consent hub to enable our clients to leverage investor preferences set at an investor level not just as an account level.

Let me conclude for now by clearly stating that our business is strong and well positioned. We have long-term relationships with more than 1,000 bank and broker clients. And we’re continually adding value to these clients.

Regulatory communications will continue to expand. And this will provide opportunities to demonstrate our leadership, ability to flawlessly handle complexities and grow revenue. We are confident that we are well positioned for the current review of the proxy process and fees. And our hub is very difficult to replicate.

We will also drive growth particularly in the customer communications business by leveraging multi-channel solutions. And our global and emerging products and services are already bearing fruit. Together, these initiatives will drive more growth from the addressable market of approximately $4 billion.

I stated at the beginning of my comments that I have a great passion for this business. And my team and I are really excited about our future. And we’ll provide leadership to make it happen.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

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Thank you for being here today. I will see you again in a few minutes to discuss the issuer opportunities.

But now, I’m going to turn it over. So it’s my pleasure to introduce Gerry Scavelli who’s President of the Mutual Fund Solutions Business.

Gerard Scavelli: Thank you, Bob, and good morning. I’m Gerry Scavelli, President of the Mutual Fund Solutions Group. And I’ve been with Broadridge over 14 years. And prior to Broadridge, I spent about 18 years in public accounting and consulting, primarily working with registered investment companies. And certainly it’s my pleasure today to have the opportunities to share with you the exciting plans for the mutual fund solutions group.

And let me say before I start the presentation that I get to share this information with you and get to share this presentation with you, but know that beyond my Broadridge colleagues that are in this room here today, you know, there was a large group of very passionate individuals who work with a very high degree of intensity to deliver our results that we have. And they need to be acknowledged.

Let me start with what we do.

About two and a half years ago, Broadridge went through an extensive strategy study before deciding to split our investor communications segment into two distinct business groups - Bob’s bank, broker-dealer initial group and the mutual funds in which you’ll hear about today.

Because of our strong processing capabilities, during this study, we looked into whether we should be in the transfer agency business, also known as the Mutual Fund Recordkeeping business. We concluded that the recordkeeping business would be a takeaway game. And we believe that by leveraging Broadridge’s resources, we could create real value beyond just recordkeeping.

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Moderator: Rick Rodick

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So where are we now? There are four businesses within a mutual fund solutions division. Here’s what we do. Number 1, we process mutual fund trades into defined contribution and trusts space. This is facilitated through Matrix, an acquisition that you heard that we did this past January.

Number 2, we perform mutual fund data aggregation and analytics primarily through Access Data, that business unit. And we provide marketing and regulatory communications. And in many cases as Bob said, we own and provide the content for those communications in this space.

Lastly, we manage and execute extremely complex mutual fund proxy and solicitation campaigns.

Now as I go through the presentation, I’ll certainly share a little bit more about each of those product sets with you.

We made some progress. We’ve accomplished a lot in the last two and a half years. And we made three acquisitions, Access Data, NewRiver and Matrix; all bring proven technology and experience management teams into the Broadridge halo where we can leverage our scale and relationships that Bob just mentioned.

We launched innovative new products to meet the needs of our clients, Market Intelligence for ETFs, which has captured over 90% of the ETF assets. Now Market Intelligence, just a little bit definition here, allows an ETF manufacturer to better understand the composition of their underlying investors.

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Moderator: Rick Rodick

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We launched Optimal Proxy, leveraging the data that exists within Broadridge to change the way our clients approach complex proxy campaigns. And during this two-and-a-half year period, we’ve had some major client wins. In fact, we successfully managed a proxy deal worth $13.5 billion. If you remember that acquisition, it was the acquisition that BlackRock made of the Barclays Global Investors. So we are very trusted in that space. And also in that period, the acquisition we made two years ago of Access Data, they’ve doubled their client base from 30 to 60. And that’s in excess of one new client per month.

And what you’ll be hearing today is how we’ll continue to - this progress, identify the needs of our clients leveraging all of Broadridge’s assets to take us beyond where our competition can’t.

As Tim shared with you, certainly, we’re in a large and growing market. Mutual fund assets have grown at about a 7% CAGR over the past five years, $11.8 trillion in assets. ETFs alone have growth at a 27% CAGR. Retirement accounts represent a significant portion of those assets, about 39% as of December 2010.

Now remember the Broadridge product offering and the revenue strategy is very well aligned for this market growth. Note that our mission is simple. It is to assist our clients in growing their assets under management.

Here’s how we see the market. Tim covered it earlier, and we are in a very large market. As you can see on the left-hand side of this slide, mutual funds annually spend about $115 billion in the support services in four areas – fund processing, fund administration, investment management, distribution and underwriting. As a result of our strategic planning process, we have identified specific areas within this $115 billion where we believe that our processing and data aggregation capabilities give us a unique competitive advantage.

As you can see on the right side of this slide, our target market is about $3.5 billion. We’re currently actively servicing four main areas with a market opportunity of no less than $1.8 billion. By the way, at that time that we created the mutual fund group two and a half years ago, that

BROADRIDGE, INC.

Moderator: Rick Rodick

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market was only about $$600 million because we were involved only in marketing communications and mutual fund proxy. We believe there’s another $1.7 billion in natural adjacencies that we’re exploring and we’ll be looking to further penetrate.

Overall, the market is big. But we are being very focused in our approach and believe our target market is still very sizable, and we have substantial runway.

Now this is a slide you saw in Bob’s presentation. And you’ll hear me say a few times today that we’re building on the solid foundation of the bank/broker-dear issuer business.

They say a picture’s worth a thousand words. This one’s worth $1 billion because it is the amount that Broadridge has invested to create our hub and our infrastructure. And I get to leverage this infrastructure every day to create innovative products to service and mutual fund industry.

And that hub, along with our unique competitive advantage, is why we win. We win because we have deep relationships throughout the industry with both mutual funds and the bank/broker-dealer and issuer community. We win because our data aggregation and our analysis capabilities are truly unique.

Let me share with you a story that - or a recent trip that we made to a major mutual fund. John Hogan, our President and I recently visited the CEO of a - one of the world’s largest mutual funds. And we’re discussing how we could tell them where each hub these investors were located. And he said, no, you can’t because the majority of my sales are done through brokers. But then of course we explained to him that the daily process Broadridge utilizes to collect information at the CUSIP level from over 1,000 banks and brokers through the proxy work we perform, only Broadridge has this level of transparency to the underlying shareholder. His response was, wow, you’re right; that is the power of our data capabilities.

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Moderator: Rick Rodick

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We also win because we leverage our best-of-breed technology and proven products and that we’re going to develop for the bank/broker-dealer market such as the things Bob mentioned - our statements, our confirms, our prospectus distributions. And now we’d be able to provide those to the mutual fund industry. And at this moment, we have the leading position in each of these categories. When we’re talking about bank/broker-dealers, corporate issuers, mutual funds, ETFs, 401(ks), we know them better and can serve them better than anyone else. That’s why we win.

So what’s our growth strategy? Four key items - drive retirement fund transaction process; grow data aggregation; leverage the investor communication products set in the mutual fund world; and increase our market share in mutual fund proxy and solicitation.

Let me take you through some examples of why I believe we’ll be successful in executing each of these.

Item 1, drive retirement fund traction processing; let’s recall that Matrix, the acquisition we made last January. It connects the trading activity in your 401(k) plan back to the mutual fund. Have you ever wondered how the trades that you and I make in our 401(k) plans actually find their way to the underlying fund? The answer is Matrix. They provide that connectivity.

Now remember Matrix was an under-capitalized startup that went from 0 to 80 million in just ten years. They have an outstanding management team that is led John Moody, the founder and the President of that company today. Through their flexibility, they’ve established themselves as the Number 3 player in the market, only behind Schwab and Fidelity. That makes us the Number 1 independent provider of this in that space.

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Moderator: Rick Rodick

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We provide the connectivity for over 130 third party administrators or TPAs and over 200 bank trusts to do business with over 500 mutual fund families. And as you can see, that represents about 25,000 different funds.

Under the Broadridge umbrella with our relationships, our technology, our sales organization, we can support the course that Matrix is on and take it to the next level.

We have three key areas of growth in the Matrix business – organic growth, lift-outs and share expansion. I spoke earlier that retirement assets represent about 39% of the overall market with a 6.2% CAGR over the past five years. Think about every time you get paid. For most of us, the percentage of that paycheck goes automatically into a 401(k) plan every day - every pay day. And that activity becomes a trade. And that trade has a very high likelihood of being processed by Broadridge.

Bottom-line 401(k) is a large and attractive market. This inherent organic growth created by recurring contributions will continue to drive volumes to our core processing. We believe there are significant opportunities to take our platform and convert processes; who perform this work themselves, a lift-out if you will. We can bring efficiency and cost effectiveness to these firms so they can focus on their core product offerings and gathering assets under management.

We also have significant runway in the third party administrator and bank trust markets. We’ll especially leverage our bank trust account management team in the sale structure we have to drive new assets to this processing platform.

And then there’s the impact of what we call open architecture in the Retire Toolkit to drive this product into the broker-dealer world. Let me explain what I mean by that.

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Moderator: Rick Rodick

06-22-11/7:38 am CT

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When I say open architecture, I mean providing financial advisors access to 25,000 independent investment choices. Today, advisors typically sell a pre-packaged defined contribution plan, usually offered by insurance companies and weighted towards their proprietary products. These packaged products really don’t offer the many alternatives that a true open architecture solution provides. What Broadridge has done is develop the RTK, the Retire Toolkit. It offers the financial advisor the ability to harness access to those 25,000 funds and offer a broker-branded retirement plan product to provide fund selection in accordance with those - the firm’s practices.

In meeting with a number of our brokers that we have significant relationships with, we found that they’re solidly entrenched in private wealth management. But there is significant runway when it comes to gathering 401(k) assets.

In the hands of an advisor, the Retire Toolkit allows a representative to service the 401(k) plan from proposal through implementation. It integrates necessary components such as investment search, selection criteria, investment monitoring, trustee and custodial platform services, fee disclosure compliance, just to name a few things. Not only does this allow the advisor to better manage assets; it helps with compliance with the selling practices at the firm level. Bringing assets onto the brokerage platform versus having away assets is very attractive to brokerage firms and also puts the individual broker in a better position to control rollover assets when a participant may leave a plan.

Open architecture expands the fund choices to over 25,000 and provides a complete retirement plan, branded product for the firm to help them select, manage and monitor the right choice for 401(ks). It’s a win for them and it’s a win for Broadridge.

Let me move to our second growth opportunity. That is growing the data aggregation, management and reporting services.

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Moderator: Rick Rodick

06-22-11/7:38 am CT

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Brokers have always made data available to their fund partners. But the process is extremely inefficient. The market’s desire for more insightful information is not currently being served. Through Access Data, we bring efficiency to this process through cleaning and normalizing data in a consistent manner, which creates opportunities to our clients. Remember, as Bob said, we have unique data assets. We are trusted in the marketplace. We have connectivity to all major intermediaries and we have the Broadridge hub and the foundation at all.

Let me share with you another quick story about meeting with a CEO of a very large ETF.

And we were reviewing a global heat map that we had created to show the concentration of the ETF assets by geographic location. Now there was a large red area that came up on the map in Chile. And the CEO turned to me and said, “We may have given you some data or there was a bad file here.” But I understand what you’re doing. You’re bringing this information. You’re displaying it for me. So the concept makes sense.

Now he did understand the concept and he did understand the product. But the map was right. It was right because these were assets as we drill down that Chilean pension fund assets were being invested through this ETF by a broker, which they would not have known. Only Broadridge would be able to tell him that. No other entity beside Broadridge can provide this valuable information like we can because we leverage the $1 billion infrastructure we showed you earlier.

Once we gather the information and the master data repository as you see there, and we have clean and accurate data, the number of uses of this data is limited only to your imagination. Some examples are listed up on the slide there which include Market Intelligence, which I just explained; sales reporting; calculating distributor compensation; compliance with market timing such as 22c-2; and state tax reporting.

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Moderator: Rick Rodick

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For Access Data, we currently have three unique growth opportunities. First is leveraging the Broadridge hub and our data capabilities, which I just explained. Secondly, we’re finding that the information that we’re providing to the mutual funds through our master data repository could be beneficial to brokers as well.

One example of this is bank/broker-dealer compensation. This would be creating an invoice from the broker to the funds for the distribution cost provided for a set (period) of time. Think about the complexity of that where a broker is distributing thousands - perhaps thousands of different funds, getting the broker the right distribution compensation and also getting the firm and then getting it down to the individual broker level. It’s a massive, massive job today.

We’re also considering the development of an industry hub for distribution payments and fee processing as every major broker-dealer sells mutual funds and they need this assistance.

As Rich mentioned in our third quarter earnings release, we recently entered into an agreement with Charles Schwab to expand our sales and reporting and data exchange capabilities that Schwab offers to its mutual fund partners. Let me share with you a bit more about why I think this is a great opportunity.

In the first ten years of their existence, Access Data grew to 30 clients in ten years. Since we’ve acquired them - it’s been two years now - they’ve doubled this to 60 from May of 2009. By signing this deal with Charles Schwab, we will now have the opportunity to increase that population of clients to 600 on the Access Data platform.

Why is this such a major milestone to us? Because now we become the exclusive data aggregator with Schwab to service their clients. We now have explicit authorization to provide our core products set and our services to 600 mutual fund complexes using Schwab’s data for Schwab’s compliance responsibilities. This now opens the door for the funds to hire Broadridge directly to capitalize on our other master data repository capabilities and a host of data analytics that we can now offer to them.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

This is an outstanding opportunity. And as funds experience the benefits of our centralized approach for Schwab, we expect them to have great interest in this approach with their other broker and distribution partners.

Our third area of growth is leveraging the investor communications set the Bob talked a little bit about before in the bank/broker-dealer world. Broadridge has created a significant suite of products to service bank/broker-dealers beyond proxy. We want to take that products set and bring it to the mutual fund 401(k) and insurance markets.

So what are the products? We’re talking about enrolment materials. We’re talking about statements and 1099s and tax documents, marketing material, confirmations, prospectus distribution, all focused on the mutual fund 401(k), annuity business as well.

Similarly - and I believe Tim alluded to this - that we’re at the forefront of bringing solutions for regulatory change that impact that base of clients, specifically the Department of Labor regulations regarding fee disclosure that now needs to be made right down to the 401(k) participant, and then of course the Summary Prospectus regulations which I’m sure many of you are familiar with in getting new information to the hands of those who want to buy mutual funds.

Capitalizing on our set and scale, we recently closed a very significant deal with Fidelity - the world’s largest 401(k) provider as you know - to service their defined contribution business. We were able to illustrate to them how our customizable technology would significantly work efficiently and effectively for them. This is a very repeatable scenario.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

And the fourth area is increasing our market share in mutual fund proxy and solicitation. The thrust of our efforts in the proxy services market is concentrated on growing market share, ((inaudible)) focus on enhancing our products set to attract new customers.

A great example of this is rolling out a new product called Optimal Proxy. Once again, we’re leveraging the unique data of Broadridge, the share position, the transaction, the voting history and analyzing that data so that we have a more scientific approach and a more cost effective contact strategy during the solicitation process. We offer a more enhanced shareholder experience because we know through analysis the shareholders’ preference for communication. As Bob mentioned before, mail, e-delivery, phone solicitation, et cetera. We know that before the process starts.

And this of course provides an increased cost effectiveness to our clients and a better managed campaign — really important in the proxy and solicitation business. As we meet with our mutual fund clients and we introduce Optimal Proxy, it’s clearly opening up new opportunities for us.

So let me conclude with this growth ambition slide and give you just the 30 seconds of background here.

Back in the late 90s, Rich Daly asked me to negotiate and execute an acquisition that enhanced our position in a mutual fund market. This was the Boston-based MIS company that handled registered mutual fund proxy business. That deal has brought us over $110 million of bottom line in the last ten years. Subsequent to that, we created an investor communications output services group that grew from about $35 million to a $0.5 billion in just under nine years. And then two and a half years ago, John Hogan and Rich Daly asked me to lead the opportunity on this new mutual fund solutions group.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

With those examples, they have fueled our strong ambition for success in the mutual fund space. As I expressed earlier, we have won and we’ll continue to win because we have established client relationships. We have unique data capabilities, which you’ll continue to hear about today.

Our investor communications products set and scale is unmatched. We have strong positions in niche markets. And last but not lease, we have the $1 billion infrastructure that generates the Broadridge hub. All of this translates into our aspiration to grow our business at the levels you see here with the majority of the increase coming from organic growth. I’m confident that the mutual funds management team and I will deliver on these outstanding opportunities.

It’s been my pleasure to be able to share our business with you today. And I thank you all for your time and attention.

Richard Roddick: We’re running a few minutes late. So we’re going to start back at 10:40 promptly. Thanks.

(BREAK)

(Robert Schifellite): Good morning again. During my remarks earlier, I briefly touched on the importance of corporate issuer segment to the communications business. Now I think you’re really getting familiar with this hub slide at this point in time.

Let me explain that there are two types of shareholders of a company. There are beneficial and registered. And I think you’re all aware, a beneficial shareholder holds their shares through a bank or brokerage account. A registered shareholder holds their shares directly with a company. And their records are typically maintained by a transfer agent.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Regardless of how all shares are held, all shareholders have the right to participate in the proxy process. And therefore, issuers have to manage both. They have to manage all of their shareholders. By virtue of our beneficial proxy business, again, we provide services to more than 6,000 issuers. And each year, we expand these relationships by offering new services. It’s an important channel where there’s significant growth opportunity.

So what do we do in this space? There’s three components. There’s the registered shareholder communications component which, again, provides proxy and tabulation services for registered holders.

Second is transfer agency, which is new for us, which provides systems and services that assist issuers in managing their books and records for registered holders, and also includes dividend distribution, corporate actions and cost basis calculation and historically has always included registered proxy services as well.

And third is our enhanced issuer solutions, including analytics to assist issuers in optimizing communications, virtual shareholder meetings and e-shareholder forums.

The corporate issuer market, as we can see from this slide, is significant; again, $3-plus billion in addressable markets. It’s large. It’s attractive. And our primary focus here in the issuer space is to continue to gain market share in our registered proxy products and analytics; to execute on the differentiated transfer agency solutions that we brought to the market and gain further acceptance of our newest solutions, again, such as e-shareholder forums and virtual annual meetings.

Our competitive advantage, again, we really differentiate in this space. We’re the only entity that can provide issuers real-time voting results by both their registered and street investors. We are the only entity that can leverage relationships with banks and broker-dealers to obtain unique data of shareholder preferences and of their voting patterns.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

As effective corporate governance processes (have) grown, these information assets have become very valuable to the issuer. And without them, issuers would, for example, be hesitant to use features such as Notice and Access, which saves them significant costs.

In the transfer agency space, we can leverage much of our world-class infrastructure that we built for the communications business, as well as the back-office brokerage operations to afford greater efficiency for issuers. More importantly, we can create uniquely better alignment for issuers and their registered shareholders by allowing them to have the opportunity to move their registered accounts to street accounts simply and easily if they chose to do so.

Ultimately, our advantage is defined not simply by what we say, but certainly by the feedback we receive from our clients.

Earlier today, I had mentioned that we conduct significant amount of surveys across all of our constituents, including institutional investors, banks and brokers, issuers, et cetera. In the past year, we surveyed more than 4,000 issuers and we received over 1,000 responses.

The responses from our registered proxy services are high, and they’re higher than any other constituent that we service. Now we’re comparing to a very, very high threshold. But it’s important to understand that that issuer has a very, very high regard for Broadridge and our services. They clearly are telling us that their experience with Broadridge for proxy processing is much better than that with their transfer agents. And many more would like to do more business with Broadridge.

Our growth strategy, again, has four components. First is we’ll leverage - uniquely leverage the strong beneficial proxy service relationships that we have. So I think there’s some interesting stats here. The brand strength among corporate issuers for a win 100%, favorability 89% — 89%,

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

an unaided consideration were at 61%. By any standard, these are very, very strong results. We’re going to continue to look to increase our share in the registered proxy market. Again, I had mentioned earlier we have about 1800 direct clients including 45% of the Fortune 500 that choose us for registered proxy processing, all of that work historically has been with their transfer agent but they have decided to utilize Broadridge.

Our growth rate, as you can see on the slide here has been at a 20% compounded annual growth rate over the last four years. We also add value to issuers’ information needs. Not simply just their processing needs. We are unique in that we are providing consolidated processing and reporting across beneficial and registered positions, as well as data analytics across both shareholder groups.

So let me talk about the transfer agency business for a second. We entered the transfer agency business back in March of 2010 through a small acquisition and that gave us a small foothold to accelerate the number of services that we can provide to issuers, in particular, the transfer agency services.

In the US alone, the market is estimated to be approximately $1 billion, just the transfer agency. The buyers for transfer agency are typically the same executives that work with us for beneficial and registered proxy processing, they know us and as you saw okay the previous chart, they view us favorably.

You know, before I - before we enter the transfer agent space, I personally traveled across the US with some of my colleagues, met with many issuers. And almost to a person, they welcomes our entry into this space. They gave a lot of confidence that we can really make a difference here.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

We have a very unique opportunity to leverage our infrastructure and our human capital. Again, with these assets, we can provide more cost-effective solutions, we’re going to establish better alignment again with issuers and their shareholders, provide a unique consolidated view of shareholder positions and provide superior clients services versus our competitors, and will leverage the very positive view that issuers have of Broadridge.

You know, when I did take that trek across the country, we have been talking about and I’ve been asking the question of issuers to say the combination of providing registered proxy services and street proxy services is their value to you by virtue of them doing that and they said, “Absolutely, you’re making our jobs easier. This is more efficient. I have one place to go.” I said, “Wow. That’s terrific.” They said, “But you’re missing one thing.” And I said, “What is that?” “I really wish you can also be the keeper of our registered records because that’s the next step in terms of making it much easier for us and more - and even more efficient for us. I don’t want to have to go to a separate party to be able to pull those records to provide them to Broadridge for proxy given the - providing them in all one place, on one platform would be very powerful.”

I talked about the 1800 clients, issuer clients, that already choose us for registered proxy services. They are the prime prospects for transfer agency. And it is noteworthy also that we have, you can see on the chart here, retained all 140 clients when we acquired the transfer agent that we acquired back in March. And we have added almost 100 new clients in just the last 14 months. So we’re off to a great start.

We also have new enhanced and global opportunities in the issuer space. So our database, again, understanding the street database, registered database, enables us to provide key analytics that aid issuers, again, in the decisions for Notice & Access, saving significant cost and minimizing negative voting trends from Notice & Access.

We’ve long been a leader of innovation and shareholder communications and the SEC continues to encourage the use of technology for enhancing shareholder communications and we have worked very closely with them to implement changes. I do personally spend a lot of time in Washington. Our latest innovations for issuers just introduced two years ago, again, virtual shareholder meetings and e-shareholder forms. They’re the results of regulatory guidance and technological advances.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

What will it do? It will allow issuers to have more reach and engagement with their shareholders and will encourage more participation and more feedback for issuers from their shareholders, right? As corporate governance continues to evolve, having that information and data is critically important.

Issuers are now using these tools. We believe the use of such tools for many companies is not a matter of if. This is clearly a matter of when. It’s really compelling. Now they provide you some data from the users of this service and I’ll give you a couple of examples. Coca-Cola is one good example.

So this past ((inaudible)) season, the Coca-Cola company sponsored an electronic shareholder forum through Broadridge and our services to shareholder forums are menu driven and easily customizable for each client. So here are some of the features that Coca-Cola chose to use in its forum. They had a video message from the CEO . They provided an opportunity for shareholders to submit a question to directors or management prior to the annual meeting. Very powerful. They’re starting now issuers to get through this channel shareholder sentiment before the meeting. Shareholder surveys, again, gauging sentiment. E-delivery registration. So we created another tool for their shareholders to adopt this.

Secure voting sites, links to shareholder meetings, webcasts, and links to Coca-Cola’s IR Web site. And by every measure, Coca-Cola had a very successful shareholder forum this year. Here are some of the key stats. They were over 2300 registrants on to the forum. That 80% of them were beneficial shareholders, 20% were registered. There were a total of 156 pre-meeting questions that were submitted, again 83% beneficial, 17% registered.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Seven hundred and seventy, that’s a big number; 770 surveys were completed and there were over 600 unique votes that were cast from the shareholder forum. Think about that level of data. And Coca-Cola then posted all responses and a summary of responses on their Web site.

In addition, the NYSE Euronext sponsored a virtual shareholder meeting this year, in conjunction with their physical meeting. From throughout the world, over 450 people participated and about 40,000 shares were voted during the meeting.

Let me talk a little bit about internationally and global and where we’re going. About five years ago we entered into a joint venture with Tokyo Stock Exchange to provide issuers with timely voting results on our ICSonline platform. Now if you recall, in the bank broker spaces that we had relationships with brokers and global custodians where we’re providing information to their customers and enable them to vote for their securities around the globe. So now we have critical voting information.

We currently have 400 issuers that are using this service, most of them listed on the Tokyo Stock Exchange. And now we’re offering this service across the world in key markets and we believe it will be enhanced with our recent announcement of our agreement with Euroclear.

Interesting point. Regulations outside of North America are moving more toward investor-friendly practices. They’re moving closer to US-type practices. And again, I think issuers having to compete for global capital are beginning to embrace this practice of providing more access to investors, including retail investors through online voting tools. We are well positioned to provide solutions across the world as this process evolves.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Let me conclude with three messages. First the issuer market is large. Again, it’s about 3 billion. And we already have a strong foothold or we believe we can be a market leader. For example, in registered proxy we have demonstrated leadership. We’re the only entity to offer tools such as the virtual shareholder meetings and e-shareholder forums and we have a much better aligned model in the transfer agency business.

Second, we’ve streamlined the proxy process pressures by consolidating processing across all of their shareholders by virtue of our business on the street side. And backed with our superior customer services will enable us to continue to win a lot of share for registered proxy processing. Again, the consolidated view that issuers would get from our role here is very meaningful and significant for them. we will be simpler for them. more cost effective and we’ll be better aligned.

And third, we already are successfully executing on our issuer strategy, both here and abroad. Strong growth in registered proxy clients and strong growth in transfer agency clients and as we have successfully done with the beneficial proxy process, we will continue to aggressively apply technology to continually improve the process for all participants.

So with that, I’m going to conclude. Again, I thank you all for being here and I look forward to your questions. And with that, it’s my privilege to introduce John Hogan, who’s President of Broadridge.

John Hogan: Thank very much, (Bob). Certainly, it’s my pleasure to be here as well. I’m going to talk a little bit about the SPS business, Securities Processing Solutions segment of our business today. by way of background, I can tell you a couple of things about myself. Prior to joining ADP in 1993, I joined ADP in 1993, I spent about 25 years in the brokerage business in various capacities.

So you can glean two facts from that. One, I am surprisingly old. Two, I have experience. And prior to the spin, I was the Co-Group President with Rich running a brokerage group at ADP.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So I’m going to talk about the SPS segment. (Jill Barrow), who Rich introduced before, runs global outsourcing and international processing which is part of that segment. (Charlie Musasene) who couldn’t be here today but he sent a big full body picture of himself I think back there in the corner. He couldn’t be here but he runs the US processing component of the SPS business. So I’ll be talking about their businesses today.

I intended four things today over the next 20, 25 minutes or so. One I want to explain what the SPS segment does. Two, I want to explain the site or going to a little bit more deeper aside the marketing opportunity that (Tim) already talked about. Three, I want to explain why we win. And four, I want to explain our multiple pass to continued growth.

So let’s just take a minute and take a look at what we do.

(Start of Video Presentation)

Male: All right, it’s almost midnight in Hackensack, New Jersey and I’m on e-trade looking to diversify. Check this out. I just bought 200 shares of Shangdao Energy on the stock exchange in Hong Kong. I mean, how cool is that? Shangdao Energy in Hong Kong. That’s China.

Male: Trade stocks online in six global markets. There are 1,000 new accounts today at e-trade.

(End of Video Presentation)

John Hogan: Certainly this commercial makes that look simple. It is anything but. There’s clearly a complex process. You know what? This is an old commercial. But believe it or not, this capability still differentiates e-trade today. and this commercial could legitimately say Broadridge’s inside.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So let’s turn to it for a second to what is inside and don’t worry, I’m not going to go into all of this. That’d be way too tedious. But I do want to give a general baseline understanding of what it takes to make that commercial a reality. Our data center and running our applications and our systems and our people are hard at work behind the scenes to make that very complex process look as easy as that commercial makes it seem.

What has to happen once that button is pressed? The order to buy those shares have to go to a network, the data center to that exchange. The price has to come back to the same infrastructure so that the investor knows what they just spent. Check has to be collected, deposited in that investor’s account. The shares have been put in that investor’s account. The shares have to be received from the other broker and put into a custodian account, depository account. Money has to be paid to that other broker. Confirmations of that transaction have to be presented to both the investor and the other broker that’s involved in that transaction. That’s just to get the transaction on and I skipped a bunch of steps, okay?

Now on an ongoing basis, what has to happen? Of course it’s best to have to get statements that include record of that transaction, valuations of portfolio, income needs to be collected if there are dividends declared on that stock accredited to that investor’s account, records need to be kept ((inaudible)) so that tax reporting can be done, tax reports sent to the investor on a regular basis and of course sent to the taxing authority to make sure that they get their due. Bank accounts need to be reconciled continuously of course and the shares that are on deposit with the custodian, that in their own need to continuously be reconciled. So there’s a bunch of steps on this chart that I didn’t mention. I’m just trying to get a baseline established in regard to what does SPS to do.

Here’s another way to think of about what we do. We have a unique geographic and asset class press. Our processing solution has offered that to the market. we serve virtually every large global bank in the context of long term contracts. We process $3.5 trillion on an average day in fixed income trades. We play a very significant role in the financial services industry in the settlement of the financial services industry, every day.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

We have the only live BPO or business process outsourcing for brokerage back office functions in the United States. As thought leaders, we introduced that model to the United States. In addition to end-to-end solutions, I kind of just described relative to the e-trade commercial, we also offer a point solution. Point solutions relative to maybe just fixed income or a particularly pain point that a ((inaudible)) may have. So our solutions are flexible.

We have a great service reputation. We were number one in the Black Book survey of outsources for three years in a row, that’s a global survey, 52 different providers are - and 1300 respondents in that survey each year. Number one three years in a row. Eighteen subcategories, number one in 14 out of 18 subcategories three years in a row. The best second place finisher in that survey in any of those three years had two number one in the subcategories. So I’d say we’re number one and we have a long led but we’re not about to get comfortable. You can be sure of that.

Well - and I already mentioned we’re thought leaders. We started investing in global processing, I’m just thinking about it as I was sitting here, 1998. On 1998 we began to realized listening to our clients that markets were on a global price. Things investors would need access to market around the world. Technology has made the world smaller. There’s no doubt about that.

Investors don’t want to be limited to one particular market when someone is, you know, managing your money. It’s becoming more and more true and it absolutely is something that we started way before most others and therefore we have a very significant lead.

This chart just talks about the underlying assets that the underlying - the strength of the underlying market that we serve, (Tim) touched on this a minute ago as well. Certainly, this is a volatile market in any year and year-over-year. But the long term trend line is very strong and they’ve been sustainable for decades.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

This is another chart that (Tim) mentioned a minute ago. Just to spend a few more minutes on it. It’s a very large opportunity. The spend, global spend, on services like those that we offer is very significant as you can see on this chart. We certainly have a strong core position in the US and we still have plenty of room to grow in that space as well.

Markets start globalizing as I mentioned. We started years ago. Think about the New York Stock Exchange and Deutsche Boerse merger in the news these days, is there any doubt that that is a global line? Is there any doubt that investor need access given this age of technology to invest investment opportunities regardless of what market they happen to be in, no doubt whatsoever. That is playing to our strength. We have a long lead. We started a long time ago building that processing capability.

Our domain expertise will differentiate our business, very large BPO slice. That’s a big market already. We are going to go into that market and we’ve already started and penetrated leveraging our domain expertise. So focus on those things that we are experts are. Those functions in that BPO space that we not only can bring scale to and cost advantage to but we can bring germane expertise. We can bring experts to this space. That would be our niche in that large market.

And we are going to - we are about to go to market with IBM as we speak. You heard about the IBM Alliance, moving our data center capabilities processing to IBM. We are also working with them in going to market as part of their BPO strategy.

(Bob) and (Jerry) talked about the ICS market position. I don’t think I’ll show you how it began. You probably sort of had enough time but certainly a very strong asset that we have that we leverage and we need to continue to leverage in the SPS space. Our overall service ((inaudible)) is also a very strong asset that we have. So we will continue to look at logical adjacencies that can leverage those assets and create profitable growth.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So as we leave this page, one thought, the opportunity is large. That is the thought as we leave the stage. Why we win? What is our competitive advantage? I already talked about our unique global processing. Trade anything, anywhere, anytime using our technology and our experts. We are the only processing provider that can say that. Some would say, “Well, (Sun) has a global company. Why do you say that?” I said trade anything, anywhere, anytime using our technology and experts. I didn’t say do risk. I didn’t say do analytics. Certainly (Sun) has a global company. We are the company that can process. We can provide trading access, do books and records for 70 markets in one - on platform. So in that space relative to what I just described we do, we are unique as a third-party provider. That is the power of the Broadridge bundle.

We offer - we can provide end-to-end processing as I already mentioned, all points processing and I’m going to talk a little bit about that as I give examples in the future. We have earned trust by delivering what we promise. I should say really that our associates, our high skilled and engaged associates that Rich mentioned before, highly engaged associates have earned trust in this marketplace by delivering what we promise day in day out, year in year out, big thing and little things. Evidenced by the Black Book survey I already mentioned. Evidenced by the very high retention rate that we always talk about.

As I discuss our growth strategies, I’m going to give you some real examples of each of those advantages. Let’s spend a minute on our current position and the industry consolidation that is going on. First of all, let me say, I would characterize our performance since the credit crisis is better that resilient. So I think that this slide maybe understates this a little bit. If you think about what’s happened, of course the market volumes have been depressed through the credit crisis. That’s - there’s no doubt. And that certainly has affected our performance.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

However, Merrill was sold to Bank of America. Did you hear about that? That happened, all right? When that happened, of course we won the fixed income business of Merrill as that came - we - our system was the winning system. True, the Bank of America equities business went to Merrill. Bank of America didn’t want to convert that larger business over the proprietary system in the midst of doing that acquisition.

Then JPMorgan. We won fixed income business that JPM picked up when I bought that business. Lehman, the US business went to Barclays, we won Barclays. The European business went to Nomura, we won Nomura. We have a strong position with virtually every large bank today. and an even stronger position post the crisis.

By the way, Penson, I’m sure many of you have noticed has had a hit to their stocks recently. I just want to let you know that the onboarding of Penson is going well and tracking according to plan. Their business is performing as usual. They are continuing to add clients. They’re continuing to sell, continuing onboarding the clients and are working very diligently with us right now to have their business come on board in the first half of our next fiscal year.

At this moment, we have no knowledge of any significant losses that we might suffer as a result of consolidation or otherwise. That means we won’t have any for the next two years because it takes a couple of years for any significant business to move. And the next top market, the next sustainable up market will be very positive to us - for us. We’ve gained share during this crisis. We are a much stronger business post the crisis than we were before the crisis.

We have a strong sales trajectory. And when we compete, we win. We won and over the last three years in the US, there were 33 occasions when broker dealers switched systems, some large, some small. We won 29. Globally, there were 52 occasions when broker dealers switched systems. We won 46 out of 52 over the last three years. You know what? ((inaudible)) to have a batting average like that, he’d be 3600 hits in the history. He has done that in his first five years. I mean, we’re really proud of that record. Clearly demonstrates when we compete, we win.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Client retention, very high I mentioned. We’re winning way more than our fair share by virtue of these stats equals high market share, clear enough. None of our competitors could stand here and tell you about the wins they have from us. I can assure you of that. I’m certainly unique in being able to talk about the win we have from our competitors. We’re delighted right now to be very busy, busier as ever as a matter of fact, on boarding $76 million in annualized revenue as we speak; $76 million in revenue sold in the process of being on board.

On top of that, we’re moving to IBM. IBM is going to permanently improve our scale. We already have a great scale of business. It’s going up a notch. That means as we continue to win on onboard the business, the contribution from new business will go up.

Now let’s talk about our five pass to growth. We have five key items. One, grow in the US. Two, grow (BPL). Three, grow international. Four, consider adjacencies. And five, continue to work on improving our margin.

Let’s go to grow the US business, the first initiative I want to talk about. Clients see us for a variety of reasons. I’ll just give you some examples of the names that are on this, some case studies so to speak, proof points of the names that are on this. Nomura just onboarded the fixed income because they wanted to enter the primary dealer market in the United States as quickly as possible. As a matter of fact, we’ve signed six of the last seven banks that have become primary dealers in the United States.

And Nomura’s progression is particularly interesting. There were clients first in Japan then it became a client in Europe when they bought that firm brokerage business I already mentioned. Now they have a client in the US. The CEO of Nomura Americas had a cocktail party after our

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

conversion, invited over (Tos) because the cocktail party was to (Tos). They were so delighted with the experience and how flawlessly it was executed. As a matter of fact, they’ve asked us to build the case study for him so that he can take that and share it across more globally in regard to how to execute projects like this. So we’re delighted of course to comply.

The IBM Alliance is going to add momentum as well here in that it will allow us to work in to a prospect. Once we migrate our applications to the IBM data center, we’ll be able to walk in to a prospect and suggest with IBM that we list out the entire data center, move it to IBM and then migrate their brokerage applications to our best of bred applications. We call that a lift and shift. It’s very powerful and that it will really overcome some of the difficulties that the clients perceive there’d be in shifting and secondly, it will provide even better and more compelling economics.

Here’s another example. There is a large international bank. It’s been known not to sleep. You may have heard of the large international bank that doesn’t sleep. They recently signed with us. During the negotiations with the CAO of that bank, he said to me, I’ll more or less quote what he said, this is during negotiations, we’re not signed yet, we’re still negotiating. “Where else are we going to go? Where can we possibly go to get everything we need under one roof? There was nowhere else.” And you know what? He’s absolutely right. We have all of the asset classes, all the services they need. He wanted to process in one integrated place under one roof with a trusted partner.

We did a small phase, already completed. They rotate commercial. They literally rotate an email like card about the experience, celebrating the Broadridge conversion and sent it around and shared it with us. We’re delighted of course to get that. Our associates, our fully engaged and talented associates make miraculous things happen. And we have great technology. We have great markets in our position. Our people, our committed and engaged people, surprise clients like Citi and Nomura over and over again with their ability to make these things happen. That relationship is beginning. It’s already very large at the thought, it is beginning. I can assure you, it would be much bigger in the future. These relationships always grow.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Let’s go to the platform and non-platform BPO. First of all, let me try to explain these term a little bit. Platform BPO, that is where we sell our technology and our experts. We sell both the systems and our experts. Non-platform BPO, hopefully, somewhat intuitive, is where we sell the germane expertise and possibly we use a third-party system to provide the service.

(ClockGen) also wanted to become our primary dealer quickly. They bought our system and our experts in a bundle. They went live in fixed income already. And in fact, we won a price at (ClockGen) for the - they have an annual competition, surprisingly I didn’t know that and we won a price in their annual competition in regard to the most successful project. That of course opened the door for a sale of equities processing. They bought equities processing from us in a bundle as well. Technology, as well as experts. And we displeased the competitor in that case. So they wanted it all in under one roof as well, as I mentioned before.

They’re currently live on fixed income in the equities pieces and the process of being onboarded. We’re already involved at another very meaningful global conversation. I say (Bob’s) intangibles here, he runs a broker dealer bank sales organization and just outside in the hallway, he’s trying to coordinate my calendar when I visit to Paris to have the discussion about the next geography and the next asset class that we are very anxious to get to.

Scotia had an urgency to get to primary dealer of course as well and also enter the global market. They also signed for our platform BPO. They bought experts and systems with fixed income and the UK business. They are currently live on both.

There’s another example that’s recent, very recent. Just think about the e-trade commercial for a second again. There’s another large, well-known US broker dealer that clearly needs, I use the word “needs” not wants, needs to offer to their investors access to global markets and of course they an urgency to do that on a timely basis in order to remain relevant or competitive.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

That urgency and our - combined with our solution made us the clear winner. We won the business. We have - they bought our systems, our technology, as well as our experts. It will be implemented by the end of fiscal year ’12. Again, a relationship that’s meaningful within a big organization. That relationship will grow.

Third key initiative that I will discuss is growing our international business will grow by enabling the market to efficiently globalize. As I said before, we can uniquely process in 70 markets. As clients and prospects want to expand in to other markets, we are the natural choice. Mizuho uses our system for business that originates in Japan for markets outside. So there’s an investor in Japan that wants to trade a stock that - on the one at stock exchange. Mizuho uses our system for that kind of business. Originates in Japan but markets outside of Japan.

As they add markets to their Japanese offering, our relationship grows. We have four markets at this point. (Spacery) uses us in the UK as their business - they have offered five global markets to their transition business clients based in the UK. And we process all of their business outside from UK - including the UK and going outside the UK. Again, as they add markets to their offering, our business grows.

IBM again, we’re in their toolkit I said. We are in what they call their financial services framework, okay? That’s important to know. We are their brokerage experts in their financial services framework. That framework is carried around the world by 6,000 quota-carrying sales people by IBM, okay? Something new. We never had this before. Just thought that it would - with the new relationship we have at IBM. And in fact, we have a couple of leads, one in Turkey and two in Brazil as we speak. We expect of course much more to come.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Nomura. You know, just, you know, a little bit more about Nomura, when they bought the prime brokers business from Lehman, it - they bought - the sales people and put the client relationships, they didn’t buy a system. They thought they bought a system but they didn’t buy a system. They certainly have an urgency to get to market. They had a time to market urgency that was beyond comparison. We have them live in six months. Again, pretty remarkable. They were delighted with that, lead of course to the fixed income opportunity I already talked about and will lead I’m sure to additional asset classes. We are already in discussion with the CEO of the Americas who posted us and asked us to write a case study.

Under his domain, there were other asset classes and other businesses that for some reason aren’t yet on the Broadridge ((inaudible)). Certainly we expect the work with him to rectify that situation. The unique breadth of our asset class courage, the unique breadth of our geographical courage and the domain expertise, our experts, that bundle clearly differentiates those versus our competition.

The fourth growth path I will discuss of course is adjacencies. We’ll continue to explore opportunities such as those that are on the slide that are close to our core. We don’t intend to do any large acquisitions. We can however further leverage the ICS market division and our overall strong service reputation to create profitable growth in adjacencies.

City Networks for example is a $30 million deal we did that was almost immediately accretive. And these are the kind of ((inaudible)) you really should be thinking about. Let’s talk about City Networks for a second a little bit further. Reconciliation to something that everyone of our global bank customers do every day. They reconcile with custodians. They reconcile with counterparties. They reconcile bank accounts. They reconcile with depositories every single day.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

City Networks has - is called typically a middle-office application. It has very strong suite of reconciliation products. They have not penetrated North America very significantly to date. We of course are going to take that City Networks reconciliation capability integrated with our strong solutions already in place and offer that in a bundle, discreetly and in a bundle to our very strong relationships in North America.

We’re going to offer the solution, the technology, as well as the experts to perform the function. We’re really excited about the growth that will come from those acquisitions and we’re very excited about continuing to differentiate the Broadridge bundle.

The last of the five growth key initiative I’m going to talk about today is something that’s just natural for all the - in our DNA. Finding ways to be more efficient is just the way we do things. We’ve already talked about IBM and the margin improvement that will drive. We’re also currently engaged in rationalizing our desktop products so we can more efficiently support - we can really reduce the number of products that we have. Also equal to a better support than we do today to our clients and more efficiently manage that infrastructure.

We just want the product to move a US-centric backoffice, processing a solution that we’ve had in place to move the clients on that on to our global platform over the next two or three years and that of course will improve the value we can offer those clients as they really do need the global solution. And secondly, of course, improve the efficiency of our business and our margins. So over the next two to three years, these items will add to our margin and improve it for the long time.

Offshoring to India is really a two-fold thing. One is, it’s really a strategic advantage for us. We’ve been to India quite a long time. We’ve had access - we have great relationships with the best schools in India. We’ve been able to recruit the top 2% recruit flown, select and flown the top 2% of the graduates from very, very highly ((inaudible)) schools in India for years. We’ve done that recruiting. We’ve invested significantly in training and building germane expertise in India, as a matter of fact, we have every single brokerage function running in India today. So - and that is a unique statement as well.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Every function that - every support function in the brokerage operation we have running today in India. That function - so India is yes a close play in those margin but it really is, truly is a strategic advantage that we have. How India - Indian capabilities, our Indian partners and associates enable us to win.

So down to the final summary. I’d like to leave you with a few thoughts, the following thoughts, to take away. One, market opportunity is large and becoming more global playing to our strength. Two, 75 million of this growth is already sold and being onboarded as we speak. Three, outsourcing a brokerage function is gaining more and more acceptance. We’re well positioned with our germane expertise, our experts and IBM to exploit this trend. The SPS segment has turned the corner. We have revenue growth this year, that will become a trend. We’re very excited and very confident that we’re going to make these numbers come true and we’re really happy to have the opportunity to do that.

So with that, I’ll end and I will have the great pleasure to introduce our esteemed CFO, Dan the man, Dan Sheldon.

Dan Sheldon: Good morning. I have - I’m called the esteemed CFO, all I have is the esteemed pleasure to share you with all the numbers you saw and all the market conversations, the ability to take advantage of those markets and turn those in to revenue, margin expansion and returns to our investors and our shareholders. That’s my part of the morning.

So, by the way, for my background, you all - most of you know me. It’s 30 years in finance, the last four years at Broadridge as the CFO and before that with ADP for 20 years in all of their businesses.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So, first slide, Rich shared with you top quartile shareholder return company. And he showed you six percentage points. What we’re going to share with you this morning and that was in a down market. so what we’re going to share with you this morning is how in a recovery market, I’m not going to call it an up market, I’m going to call it as we go to the next years a recovery market, how that number is greater than 10%. Primarily coming in from what’ll discuss of revenue of 6% to 9% growth, margin expansion of 17% to 19% and then very importantly, from that, dividend return share buyback but still making the right investments inside the company with internal investments and acquisitions.

So let’s start off with the revenue growth of 6% to 9%. The first piece I’m going to talk about is we’re going to end this year at approximately $2.2 billion, plus or minus $20 million on either side. What I’m going to share with you first and foremost is the importance of the growth in recurring revenue, getting us an additional 300 million to 600 million over the next three years from slight market improvement, be thinking of that as trade volumes and stock record growth, net new business sales and losses, as well as (tuck) and acquisition.

So let’s go through the build. First let’s take a look that we expect to get one to two points of growth from what I’ve just mentioned, market improvement. We shared with you at the end of the third quarter that the negative growth we had seen both in stock record positions, whether they’d be equity and in our retail, as well as institutional trade volumes, looked to be behind us.

When you think about that, we also said to you because not only were they either flat or slightly up, but we had seen it consistently. We therefore (vetted) our low end, we’ll think about getting 1% from that and as the market recovers more into ‘13 and ‘14, we should expect to see two. By the way, in a market recovery, we should see three to four. So we believe we’re being prudent here with the one to two-point growth.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

The next piece, 200 million to 300 million driven by close sales and retention. What gives me comfort in standing up here and talking about a three to four-point growth coming from sales and a high retention. Let’s start with sales. First of all, if you take our last three years, including what we’ve said, even at our low end this year for recurring, we will be averaging $110 million a year. That translates into five points of growth. You also know from our discussions previously that a lot of that revenue takes a few years to implement so as we look out to the years of especially ‘12 and ‘13, a fair amount of this is already in process or close to being sold. So $110 million average.

And by the way, when you look at the higher end where we’re saying we could get slightly over 5% growth, we also know that we have historically over the last five years, grown recurring revenue sales, sales alone at a 7% CAGR. That’s what gives us comfort in both the low and the high end of sales of that three to four, giving us four to five points.

Now let’s talk about retention. Retention is at 98% to 99%. You’ve heard we have no large losses we’ve heard about, but even to share with you for a moment, in our worst down year, the last five years, a 97% retention rate, we can talk about we lost that one large client that transferred on to their own platform. It cost us about $20 million. But then when you look at a $76 million implementation rate up there, I think we’ve more than shared with you we can grow over our losses. A very important point.

Next, one to two points from acquisition. The way I’d like you to think about this, in the low number 70, there’s already 55 million carrying over from this year. So this suggests in our revenue build we have not built a lot for acquisition. That does not mean we won’t be inquisitive but when we come up here and speak to you, we put down the numbers we believe we will deliver upon not necessarily our aspiration.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

That drives s to $2.5 billion to $2.8 billion for a five to eight points of revenue growth from recurring revenues. Now there’s still upside to that. Event-driven revenue. For many of you, we’ve talked a year ago about we had a phenomenal year for event-driven, almost $300 million then we came back to you a year later and said, “Gee, it dropped down to $175 million.”

But we also said that’s what happens with event-driven but event-driven over any extended period of time which is primarily mutual funds, concepts and special - proxy contents and special, what happens over any period of time is although it is erratic in between years, it has given us a CAGR of about 7% to 8%. So what we’ve said here when we show you that approximately 70 million or giving us about a point of growth is, at the $175 million where we’re at today, we think over the next two years at least, we will absolutely give back to our 230 kind of mark that we call our average.

Slightly - oh, and that would give us $55 million, by the way. The 70 million could actually turn into almost 100 million if we get back to even the track record of growing at a 7% CAGR. As I mentioned before, we believe we can absolutely hit that approximately 70 over the next few years but as we said also was we’re doing a lot of investigation to make sure what is really going under the mutual fund and not because this event-driven will not come back, at some point, someone has to have proxies. It just means are we going to kind of go back and see more of kind of even 24% to 25% of all positions will happen every year or are we going to be much more like we saw over the last two years of up $100 million, $150 million and down $100 million. That’s what we have to figure out.

Moving on now to our margin expansion. Here I’m going to talk about the economies of scale or as you should think about, scale on the business, as well as our key initiatives and again come back to event-driven. Bu the first piece is on the recurring revenue where we look at going from the approximately 13% to approximately 17% over the next three years.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

First of all, when you take into consideration our recurring revenue as well as our acquisitions, we expect to get 120 to 150 basis points and that’s strictly from scale. The next piece is you’ve heard us talk previously about our key initiatives. What are they again? IBM, Morgan Stanley Smith Barney, the onboarding of Penson, as well as restructuring, we did this last year, that John spoke to of some pruning we’ve done in the various businesses.

Now, coming back each one of those. IBM. So if you’ve got your pencils out. IBM is $25 million improvement to our margin from where we are today. Penson, the same, $15 million improvement. Morgan Stanley Smith Barney, north of 10. And finally our restructuring which brings in from where we are today, $22 million. You add up all those numbers, you get around $75 million, giving us 250 to 280 basis points. And that stays with us forever. It’s not a one-time. It just means it’s there, we’ve made that happen and we’ve been committed to say that will happen by the end of ’13.

Finally, let me walk into the event-driven. And the event-driven here as I just shared with you that approximately $70 million, if it comes in around $55 million, it’ll give us 90 basis points. If it comes in just under $100 million, it will give us 150 basis points, giving us an overall margin improvement from approximately (60.13) to call is (17.5) to 19.

Now having just said that is an important piece for you. This takes you through ’14. We have talked to you about, you know what, by fiscal year ’13, there’s a pick out why we say we can also get to close to earnings per share of just over $2 as a minimum. So let me put it in perspective for you. Take the $1.35, the midpoint where we’re at today, and you take those columns called key initiatives, that gives you for the key initiatives alone 34 cents - I’m sorry, 37 cents.

Then take the event-driven and that’s another call it 17 cents. So let’s just round here, you add those two together, you get nearly to $1.90 and that is before any benefit of recurring revenue contributions and even this year which was still a down year for us, it was 11 cents for the year. So if you take 11 and 11 and add them to 190, you’ll see why we said in ’13 we would expect earnings shares to be above $2 per share.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Okay, with that margin improvement and a tax rate of about 37%, what does that do as far as cash generation from the results I just shared with you? Well, at this year at our midpoint at about $170 million. We’ll add 45 million over that three-year period from our key initiatives I just spoke to you about. Our key operations will add another 55 million to 100 million. That will bring us to 270 to 315 and the return of the event-driven should drive us almost to 300 to just over 350.

And by the way, for those of you building models, what I tell everybody is, the first 1.5% to 2% of revenue goes to paying for employees’ merits, bonuses, et cetera, as well as investments we will make in this business.

Moving on, let’s get to the end part which is financial strategy and talking about after I’ve just shown you all that cash flow, how we look at returning that that to our shareholders. But before I do that, let me walk you through since our spin what we’ve done with the cash.

So if you take a look at the chart, you see cash flow from operations, almost $1.3 billion we generated since the spin. We spent about $193 million on CAPEX. It averages out to about 2%, 2.5% of revenue and you should continue to believe that’s what we’ll do. We are not a capital-intensive business. That brought us down to just over - almost 1.1 billion.

So after that free cash flow of $1.1 billion, what do we do with the cash? Well the first thing we did was pre-up that over $250 million which is actually 266 of capital by exiting the clearing business but retaining very importantly the outsourcing business. We then bought back 394 that shows on the chart but we also had, by the way, cash from options so you should be thinking we really used $500 million, just over $500 million to buy back shares which is the 24 million shares we bought back.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

The dividend, 214, we’ve talked about the fact that says we’re at 60 cents a share or call it a 2.5% plus yield currently and we said, by the way, we expect to pay out a minimum of 35% of our net income. This year, by the way, because we’re not going to take the 60 cents down nor would we any year, the answer really is is up to over 40% this year that will have as a payout. But be thinking 35% and potentially could grow from there.

Debt reduction of 155 which brought us down to even cash from the businesses from our ((inaudible)), add that to approximately 40 million we had at the time of spend, we should be ending this year at about $250 million of cash on our books which we’ve said between 110 and 150 we would always love to maintain just for emergency purposes in the business, even though we have revolvers out there that would help us out at any point in time of $500 million.

So what’s our capital policy going forward? A 35% dividend payout but no less than 60 cents as I already mentioned. (Tuck) and acquisitions and as already described by (Tim) and Rich, with very clear criteria in markets we already understand and high hurdle rates. Long term investment grade, debt ratings which is we’re not shy of debt, you’ll already see that our debt is up to 525 million, nearly 1.8 times EBITDA so the point is, we have a limit of two and we’ll fluctuate between 1.8 and two.

Excess cash used to operative pre-buy back shares, which I’ve already shared with you and we did. We had 24 million shares we bought back at an average price of $2.44, ranging anywhere from just under $15 to just under - or just over $22 per share.

Okay, so here’s the math map, I’m going to cut it short but it’d be a map I’ll be using with many of you as we go forward. This is what we call the total shareholder return. From here we’re stepping off in ‘11 through ’14. The first piece of it is we get 6% to 9% from the revenue growth which I walked you through. You add on our three areas where you’re going to get margin improvement, drives you to a 17% to 22% earnings growth.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Now, grant you, part of that is from event-driven and part of that is also from the key initiatives, so over to the far right, you see above the 17 to 22, 8% to 12% earnings growth just from recurring alone. I think that’s a very important point to make. So you add that on to our 2% to 3% dividend yield and you get to what BCG which is Boston Consulting Group, has shared with us is a company that based upon their survey should show that we are going to be a top performing or call it a top quartile company as we execute ’11 - exit ’11 and go through ’14.

So, walking away from here especially after everything you’ve heard from everyone before Rich wraps up, you should be hearing that from us. There’s a very clear focus on shareholders values and returns of those value. A strong and disciplined capital stewardship and we plan to maintain a very healthy and appropriate balance sheet for an investment grade company.

With that, I’ll turn it over to Rich Daly, our CEO, to wrap it up.

Rich Daly: Well, I hope you found today in the presentations as exciting as I did. Let me put these presentations in context. When we recognize the appropriateness and need to have an investor day, we brought the team together and said, all right, we need to get this done in a manageable amount of time. And people came back and said, “Well, how do you want to handle it?” There were two clear pieces of advice. First was do your best to stay within the timeframes. So you’re really going to need to work hard to take your business and get it down to 20 minutes to 25 minutes or 15 minutes as need be.

And the second was, I really want them to know you. Your style, your words, your position. This wasn’t scripted for them, just like Dan and I write our own scripts. So the call it’s ultimately our words that you hear. So you heard directly from the people who have the hand on the steering wheel and the foot on the gas on where they’re going and how they’ll get there.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So that’s why I find investment pieces that we presented that I know so well to be so exciting here today because hearing it from the people who are actually driving the business on a day-to-day basis for just a few of the products, they couldn’t possibly cover all the opportunities we have, right? That’s why I feel so good about this presentation because these projects are tangible, they’re real. The numbers Dan talked about, there’s multiple ways to get that and it’s not about products that we hope to create, we hope to take to market, we hope the market will accept. These are things that are real and here today.

So let’s wrap up. You heard (Bob) talk about our proxy pricing value proposition and how the current rates we’ve charged are significantly below what we’ve charged in the free market to issuers directly. That’s why we’re so confident that our position as it relates to proxy pricing in the beneficial side, the big part of our business, the street proxy side, that’s why we’re so confident that those prices are currently undervalued, all right, and that going forward, we will be able to maintain that pricing and get paid for new things we add.

You heard both (Bob) and (Jerry) talk about tangible growth opportunities. These are products that we own today that we’re taking to market and leveraging. We heard throughout all of the presentations, all right, it’s not just that we’re a technology services company, but we own the data. We have the data to make these things happen.

One of the things that we’ve really focused on since the spin is that if we can take the content we have and leverage that, there’s huge value creation opportunities as we go forward beyond just being the people who process the transactions.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

You heard John Hogan detail a momentum - our Securities Processing Solutions segment, how real it is and how that momentum absolutely has not only the potential but it’s difficult to imagine how will it continue because of what we can do for global institutions that need to service their accounts globally and we still remain unique in our position to be able to process any transaction, anywhere and any currency and bring it down to one single account.

(Tim) shared how bug the markets we serve really are. Some people say, “Look at the market share they have.” From my point of view, the market share we have in specific niches, okay, maybe meaningful but in terms of what those niches fit in which is our addressable market, we have from my point of view, an unacceptably low market share and you saw the team today and this is the team that has the ability to grow that market share. And Dan laid out how achievable the revenue growth and the TSR, both are, not to mention how real our cash is, how real your cash is that is stated.

So before I ask everyone to come up here for the Q&A session, I really hope that you leave here today more confident and progress its ability and in the long term to create sustainable, top quartile, total shareholders returns. And I also hope you leave here more confident in this team’s passion and commitment to make these things happen.

With that, I’m going to ask the team to join me. What I’d like you to do is pass your cards. We’re going to have people walking around. We’re going to grab those cards and I will play emcee up here as we go forward.

And while people are getting up here, I was handed one card, (Dave Doggett). Please quantify your forecast for stock record growth embedded in your fiscal ’11 to ‘14 revenue growth estimate of 6% to 9%. (Dave), your handwriting would rival mine, just for the record.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

When you think about stock record growth, most people think about the proxy piece and that’s 1% to 2% which is really a historic low and that’s why Dan called it recovery type numbers. And - but remember, on the mutual fund side, which is the vast majority of our interim distributions which is the semi-annual, the annual, et cetera, that’s still growing at 9%, all right, the mutual fund piece.

So on the traditional fund, it’s still 7% and on the ETF, it’s 20%, where we also have that distribution revenue as well. So, Dan, what is that net out to overall in the six to nine?

Dan Sheldon: So in the six to nine per share that’s the one to two points overall. Okay? And that also includes our ((inaudible)).

Hello. Okay, that’s okay. (Peter), thank you very much. So in the six to nine, as we shared with everybody, that’s the one to two points of CAGR growth and that it’s coming from low amount of stock record equity growth and predominantly from what we’ll call our mutual fund and don’t forget ETF. ETF is by the way in our - when we call 9% mutual fund interim growth, they represent now a 20% and 13% of the volume inside that what we call interim growth and the rest coming from equity and we’ll call it institutional trade and fixed income growth for trade volume.

Rich Daly: Thank you. I’ve got looks like seven written questions here. Then what I’m going to do is we’ll go to the written questions first and then I will open it to the floor if time allows.

(Stinson) actually raised my number of questions and there’s three on here. Actually it’s much easier in writing when I get multiple questions versus on the calls.

John, the pricing trend for new deals and renewals and SPS, could you comment on that?

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

John Hogan: Thanks. Well, the pricing in SPS is a complex question. It certainly depends on the organization and the kind of markets they’re in, the breadth of services that they acquire during the contract. But in regard to overall pricing, I would say the pricing situation is fairly stable right now. It’s not feeling any undue pressure. Pricing is always under pressure in the services that rely on technology given ((inaudible)) the expectation that the services can consistently be produced at a lower rate.

But having gone through the credit prices and so forth, I would say right now pricing feels pretty stable to me and I think in a good place.

Rich Daly: All right, so John, I’m also going to ask you the question here, is the contribution for margin, outsourcing and BPO and I’m going to ask Dan to briefly comment after you comment as well.

John Hogan: Okay, well platform - I explained platform BPO meaning when you - when we sell our technology and our experts, the contribution there is very high. They get system scale better than people. So the contribution is in the - I’d say 40% to 50%, 55% range now.

Okay, I just don’t like to get in trouble with the boss now here. So the incremental contribution is very high in the - where we’re providing our experts, you got to keep in mind where we provide BPO, meaning our experts. We’re going to do that where we have specific expertise to offer. We will have the minimum, at least the 20% margin in that case. But it is - there were two different reasons, one the 20% margin is not bad. Two, we build the relationship and that relationship will open other doors and offer, eventually offer our opportunity to (buy) the technology as well.

Dan Sheldon: Yes, John said it exactly right. And by the way, John is kind of fooling you. He trained me on margin, okay? So if there’s anybody in the place that knows margins and how to get them up, it’s John Hogan. But anyway, use the numbers, the 20% when we come out and talk to you about large outsourcing deals and use that 40 to 50 to strictly technology and we’ll tell you when it’s a (blender rate), okay?

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Moderator: Rick Rodick

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Rich Daly: Okay. (Stinson), I know that - now that you wrote down three questions put you put the questions in the second question. So the drag on margins could it be another (MSSB) win or some type of incident?

Well, I certainly hope so. So, you know, the - I think what you’re going to with that question, (Stinson), is, is, you know, when (MSSB) was a very unique transaction, and that because Morgan Stanley and Smith Barney were coming together, we got hired on day one but we couldn’t convert the business until they merge - e couldn’t convert all the business until they merged all of the business, right?

So running two separate platforms right now and because we were running two separate platforms until they get one platform, we didn’t bring the normal scale and efficiency that we brought to the transaction. So all - I’d like to believe they’ll be a deal at least as large as that. It would be fairly unique circumstances that would cause as not to be able to run the conversion faster than we did, it would be requiring supporting someone that they’re trying to bring a lot together.

One or two other things to think about that though. When we negotiated that deal, we negotiated fully realizing that we would be taking a longer time to convert because of the circumstances and that’s reflected on our pricing. The second thing is we also noted that we’re subject to their conversion timetable more so than our conversion timetable so we have terms in the agreement that recognize in good faith if the conversion runs later than what we’ve originally been directed against, that will not materially or in any way significantly impact the economic stat.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So we’re going through this with a very thoughtful view and ultimately though, supporting clients like Morgan Stanley Smith Barney to get the firm to a better place, we believe will yield great returns from our shareholders well beyond the single transaction reporting activity.

Expectations from the IBM Alliance to revenue. I think, John, you briefly touched on that in your presentation. We’ll be taking Brazil. We’ll be taking Turkey. The credibility, the fact that we give our clients scalability, I’m going to have Dan first and then you to comment.

Dan, we don’t - in our sales numbers, we have not raised our sales on this because of IBM even though we expect that to be part of what we do.

Dan Sheldon: Now, that’s absolutely correct. IBM Alliance and anything large that could come from that is not taken into our numbers and by the way, just to give you a perspective, at the low end I gave you, 6% growth, you can be thinking about 6% CAGR growth for either of the two segments. So inside the SPS 6% and even in the higher number which is above 9% for SPS, does not include any large IBM Alliance deal.

John Hogan: Yes and certainly that’s correct, of course, Dan. And we certainly expect the momentum to pick up. We’re not yet in the IBM data center ourselves yet so it’s difficult for us to be proposing with a shift strategies to prospects so we’ve got to get that over - that done with and we’ve been very focused on making that happen of course.

Secondly though, 6,000 quota-carrying sales people around the world talking about our solutions and the IBM toolkit, that’s more people than we have. So we certainly expect - and we can process in Brazil. We can process in Turkey. We can process - that’s why we’re - that’s why those sales people are so excited about having our application in their toolkit because our international processing for the institutional market can process in those markets. so they’re really excited about it so I’m certainly hoping to get a list out of it.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Rich Daly: That’s, you know, another example and you want to hear that growth, growth, I’m sure. Why we believe we have multiple ways to achieve TSR goals, we’ve laid out to you today.

All right, now this is an anonymous question and, (Bob), it is a so - and the handwriting, is this your handwriting, (Bob)? Okay. On transfer agency business, are you a cheaper alternative or same price with different services? What does sales team consist of? Will you add to, I guess, to the sales team, yes? What’s your revenue goal in this business? It’s $1 billion market. What market share do you expect to get?

So why don’t you start with are you a cheap alternative or same price with different services briefly.

(Bob): Is that one question?

Rich Daly: Yes. I gave - we gave you the first one.

(Bob): All right, so in terms of cost by virtue again related before where we can leverage much of the infrastructure that exists, we can offer more aggressive pricing than what exist here today. and we’ve been looking at ranges of in the 15%, 20% range where our pricing is better than current offerings.

Rich Daly: You know, let me just highlight one thing here. We’re going to be adding the functionality to the SPS business. So look at the leverage between the segments as well. (Joe Barrow) who runs our outsourcing unit, okay, who I introduced early on, all right, has millions of (Q sets) on that system. We’re talking about 13,000 issuers in North America. (Joe) is running millions of (Q sets) right now.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

(Joe), I would argue does more transfers everyday right now and the businesses we support than every transfer agent combined because think about we’re doing the trading activity everyday and the transfer agent is only handling those with physical certificates which is a rather static group.

So next part, (Bob), was about the sales force.

(Bob): Okay. So we had approximately 25 or so issuer sales associates and we have been geographically dispersed around the country and we did that several years ago and it’s proving to be very effective. We’ve added over the last year probably another 10 or so. So we have now about 35 sales associates again, across key geographic locations around the country. And we believe right now that is the right number.

And again, don’t forget that we have the 1800 or so issuers who have already chosen us for proxy communications for registered proxy communications and that is a significant target. We already have the relationship. We have a relationship at the ups level, the client services level, and also at the sales level with those organizations. So we think we are very, very well positioned to get the courage that we need to aggressively grow the business.

Rich Daly: All right, before I get the revenue goal on this business, let me add that that sales force is justified on the registered proxy business alone and that sales force is also carrying the products of virtual shareholders meetings, all right? And the shareholder forums. So leveraging that sales force to now add transfer agency to it gives them as individuals gives tremendous upside. But that sales force is paying for itself there.

((inaudible)) had a sales year over the years as we’ve been successful in registered proxy, the part of headcount growth in sales have been the least satisfied with until recently was bringing in talented people who are experienced with the registered side of the world to sell just our registered proxy business, our virtual shareholder meetings and shareholder forums.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So that 25 to 35 in the building to 25 was tied to the existing business we have and the great profile I’ve talked about and so it’s those same people ((inaudible)) further leverage in the TA market and we probably have as good a coverage in the issuers space because of how issues we’ve covered on the registered side for proxy as the people are out there doing TA to that.

(Bob), what is your revenue goal in this business?

(Bob): I think the way to think about it is when we again talk about the 1800. Those 1800 again where we think is great opportunity to leverage the relationship and bring those into this on. If we were to do that and our estimates are in the $100 million range, the fees, so, you know, it’s an aggressive goal. It’s an aspirational goal.

Rich Daly: (Bob), we’re not doing bonus planning.

(Bob): I’m sorry?

John Hogan: We’re not doing bonus planning right now.

(Bob): Okay. So in a five-year, our business case looks at, you know, $50 million but we definitely have certain significant aspirations beyond that.

Rich Daly: Right. And I would again say, look at where we’re positioned. If you look at the fact that 1800 issuers fired their TA for this service. In the majority of cases, they’re still paying the TA exactly what they were paying them before, right, and hired us. Think about that as being a prospect list, all right? And now you know why we’ve been so successful in adding sales people to that segment.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

How does the general growth at ETFs versus mutual funds impact Broadridge? So, (Jerry), this is coming your way. And are the same opportunities available in ETFs as mutual funds.

(Jerry): Yes, thank you, (Rich). I think the answer is they’re not affecting the services we provide. In fact, many of the products of our clients offer that we service, mutual funds and ETFs are interchangeable. So they’re broker sold which requires even more information back to the underlying ETF manufacturer to provide information about market intelligence, sales processing, tax reporting, et cetera.

So I see them really as a replacement. They’re still a part of that $11 trillion plus in assets with very minimal if any effect on the products that we service. Frankly, there are opportunities for us as these products actually become part of 401K plans because they’re going to be traded in 401K plans and that’s part of our core processing and we’ll be getting the dips and the transaction processing on the ETF as well as the funds.

Rich Daly: That’s great. I’m going to answer this to move - and try to get through as many if this as possible. I see the clock is ticking quickly on us. You’re in transfer agency business, isn’t that more commoditized, lower margin compared to base business? More broadly on many adjacencies, lower margins.

Let me cover TA first and then a couple of other pieces. First of all, we would not go out answer buy a meaningful sized TA business because we’re going to disrupt this model. So the existing TA business is a commoditized business, we are looking to move the TA business from a registered-only model to servicing all shareholders, all right?

And many of those shareholder servicing pieces that you saw in both the $3 billion market opportunity slide that (Tim) and (Bob) put up are really around data, understanding your shareholders, managing that data, content and that’s high margin work that one can get to. Don’t

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

forget again the fact that we already have a huge processing system in place in our securities processing segment. It’s going to be about $10 million to have the functionality of TA which makes us the low cost provider, okay, with a very, very low cost expense structure versus anybody else because we’re leveraging an existing expense structure.

Now, let’s talk about some of the other segments. We had more transaction reporting business, I’m thinking that’s going to be 10%, 12%, 15%, 20%. But as we convert those accounts to E, we’ll be driving that to higher margin. When you talk about the access data work that (Jerry) talked about, okay, all that infrastructure, you know, that my favorite $1 billion hub slide, all right, all that’s in place running more transactions, more data that we already have slicing and dicing at more times is very, very inexpensive to us. It costs $1 billion to get there. But we spent it already with that.

So the margins on things like access data and matrix are actually extraordinarily strong. So we believe that overall, we’re going to drive transaction processing through technology, focus on data management as well and be viewed as a technology services, data management content company and ultimately we’ll be able to drive our margins higher and ideally higher than what we represented here today. And the pieces we represented here today are just tangible things from IBM, et cetera.

What will be the contribution, margin SPS at IBM conversion? Dan, I’m going to ask you to comment very briefly on that. How does that compare to now?

Dan Sheldon: Okay, so if you take a look at the SPS business alone, we’re going from about 14% margin, up to we’ll call it 21. So there’s 700 basis points improvement, okay? Five hundred basis points of that is coming from IBM and Penson, okay, and that’s the easiest way to describe it because both those will be in place over the next two years. So he core business, by the way, is driving 200 basis points, which is also very important.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Rich Daly: All right. (Jim Kasane). In a lift and shift brokerage outsourcing, who would buy the brokers’ IT assets, IBM or Broadridge? (Joe), why don’t you comment on that?

(Joe Barrow): Okay. This is a relative - this question is relative to IBM and Broadridge walking in doing a lift and shift, taking over the data center and then moving the applications. There wouldn’t be any purchase of IT. There would be a - basically the application wouldn’t initial change. The computers that they’re running their networks if they run on would shift to IBM’s infrastructure. So there wouldn’t be any purchase of IT or intellectual property of anything like that.

And we would - what we would - once they were shifted to the IBM data center and infrastructure, we would move their brokerage applications to our best of breed applications. We’d migrate those over. If I understand the question right.

Rich Daly: Yes, you did.

(Joe Barrow): Okay.

Rich Daly: And, you know, the reality is, is when someone getting off the platform, it’s not because it’s a great platform. So the chances are that those assets of the software that they’re running right now, the applications they have right now, the reason they’re coming on to our platform is to take advantage of the fact that through scale and through focus, we’ve really perfected our applications far greater.

You know, I’d say in every customer meeting, you know, the reality is, their world is 10 miles wide and 10 miles deep. Heaven knows we’re not smarter than our clients which is a heck of a lot of a lot more focus. Our world is about a football field wide and 10 miles deep. And on our football field, we can be far more focused, we bring more scale than anybody or any multiple people combined to that process and that’s why we can do things as efficiently as we do. So again, to implement talk, we do it once and it’s covering 100 plus for us.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

The second part of (Jim’s) question, pipeline for large brokerage for lift and shift outsourcing. I’m going to answer that. The pipeline remains strong, okay, but I think the proof statement is, the 75 plus million backlog we’re implementing. You know, the client that never sleeps. You saw some real brandings up there. These are real entities and we’re taking away either existing client positions or we are taking away - I’m sorry taking away from an existing vendor or winning over in-house operations and our client retention rate remains strong because of the strong focus we have and the leadership you saw here today.

Okay, now what is the cost of recreating data hub billion dollar and today’s dollars? I’m the one who clearly focuses the most on that. The real issue with that hub and the slide that was up here today was really a simplification that you saw because building the network that connect every mutual fund, every issuer through one entity, building that data exchange, okay, to every active investor through every bank broker dealer and bank trusted partner, that’s doable. That’s doable.

What took a decade plus, we’re getting on to two decades was building all the functionality and the mapping behind it to make it work. So we eliminate over 50% of the material. (Bob) talked about 100 million accounts being profiled, all right? That didn’t get profiled over a weekend. That’s 20 years of experience of knowing as an interested partner. That’s 20 years of experience of saying, “Oh, this is a managed account.” That’s 20 years of experience of hearing this individual wants it electronically. This individual wants it on paper. This individual wants it both ways.

And it’s through all of that mapping that most importantly, the process works. Prior to those mapping out to institutions, getting the material the way they need it, companies had a ridiculously difficult time getting to (clamp), all right? That mapping also is feed on $1 billion a year so it’s worth repeating, that’s why (Bob) and I quote that there’s somebody who was willing to build that hub for free and run it for free.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

On day one, the first thing they open it, it would only cost the industry 500 million more. Why? Because we generated about 1.5 billion in fees from the core proxy process and we save issuers and mutual funds $1 billion a year in paper and postage. That is a very, very powerful market position. And that’s why I remain so confident that our pricing is inadequate and going forward, we will get paid to see additional value that we create.

Which company had Morgan Stanley Smith Barney and client before Broadridge? It was public information. It was DFT. All right, this is the last written question and I’m going to try if we’ll have the time to at least one or two from the floor.

(Steve Hackman). This is a multiple - it’s not a multiple choice. I think these are all questions. Beneficial proxy pricing of 47 cents. I thought the average regulated fees pre-tax were close to $1 to $1.25.

We actually debated using the Lexicon slides. So what you’re seeing is the independent Lexicon calculation in there. In the footnote it will clearly show you that they took a non-Notice & Access distribution versus a non-Notice & Access distribution. Any way you slice and dice it, the street side is much cheaper.

The proof point is that on average, total fees included, total cost included, we’re getting paid less than 50% on behalf of our clients in the regulated market than we are directly, selling directly to issuers through those 35 sales people that you’ve heard, okay, with a remarkably high retention rate and a remarkably high client satisfaction rate and those are people still paying their transfer agents and the majority of cases, the same rate even though they took this work away from them and gave it to us. Why are they paying them the same rate? Because the transfer agents bundled the fees.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

What are the top three risks to the 2014 roadmap? I would clearly say they’re all outside of Broadridge’s control. Will we be attacked? Could there be a double dip of a major nature? Okay, so you saw how we performed through this last market. You saw the market shift we gained during this last market. You saw the percentage of wins we had when people went out to (RMP), right? You also heard here today that a lot of new business was added which is why we were stable as we were during the crisis. So the reality is, our core markets took a hit but we were able to add new registered accounts. We’re able to add new mutual fund investments. We were able to add more SPS clients.

And as we’re adding those strengths in a normal market, you know, our results would have been far beyond what we’ve hoped to achieve at the time of the spend. We managed to maintain pretty close in the worse market since the depression.

Near-term milestones to track on Penson conversion. Canada has converted. We’re clearly looking at the first quarter of this year. We are committed that the economics we intend to achieve in ’12, we will achieve in ’12.

On fund distribution data, do brokers want revenue share from Broadridge for allowing the data to be sold? (Jerry), why don’t you comment on that because, you know, this is day-to-day have to give the funds already. But why don’t you elaborate?

(Jerry): Yes, the answer is no, the expressed permission from the brokers has used. In the (Schwab) example I gave you, expressly going to the fund part to share the information. Now what we are finding is that the information we’re gathering from the brokers and sharing with the funds can - and where the funds are finding it valuable, we’re finding the brokers are saying, “Hey, this could be important to our firm as well.”

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Now maybe the top five or 10 players in the brokerage world has the systems in place to do this. But when you get down to the tier two brokers, they don’t have the systems in place due to them. In fact, they will pay for that data. We believe they will pay for that data to come back in a complied and accurate fashion where they can help manage the firm better with the information we send back.

Rich Daly: Okay, thank you. All right, what I’m going to do is I’m going to use some executive privilege, I’m going to go five minutes long. I’m going to take a couple of questions from the floor. We do want people to one, to have a time to mingle with management; and two, we’d also like you to take advantage of seeing some products we talked about here today just the way you would see them in a sales trade show conference, albeit we get it set up this morning versus the way we would normally do in any trade show which is be very, you know, a lot (smooth) before that to make sure that everything is running flawlessly.

So with that, welcome any questions from the floor. Do we have a mic that we’re going to pass around? We do, okay. So raise your hand if you have a question. In front of you, would you get a mic over there.

Male: Hi. It’s ((inaudible)). I think you confirmed that the 17% to 22% EPS growth has no share buyback embedded in it.

Dan Sheldon: Yes, the answer to that is we said we’re going out at 128 weighted average now and that’s exactly what’s in all the number.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

Rich Daly: Okay. Anyone else? And wave your hand because clearly a glare up here if you have other questions.

Male: The long-term guidance that you’re providing, how different do you see the trajectory of the business, you know, over the last 10 or 20 years was clearly been different sort of business cycles? But is this a change from how the businesses sort of evolved and performed organically or history?

Rich Daly: It’s a great question. Let me put it in context though. So, you know, certainly from the extra headroom to 1.6 billion in the communication segment, that would be a change in trajectory. Here’s what we really wanted to do and establish here today, it’s about creating shareholder value. It’s about managing your cash. And the course we’re on, okay, with what we’ve already achieved, it’s not a stretch from anyone’s point of view that to get the 6% to 9% revenue growth, the margin improvements we’ve talked about requires any wild activities or out-of-body experiences to take place.

When I was originally given the 6% to 9% numbers from Dan, I not so graciously handed them back to him, all right? So our aspirations versus what we’re committing to deliver, there is a difference. But to achieve top quartile TSR, okay, what we showed you here today can clearly get us here. What we showed you here today we have multiple path to success. So that’s why I ended my comments earlier that I hope you will leave here today more confident in our ability to perform, not just because of what you heard here today, but what you’ve seen since the spin. Most importantly, how you seen us manage this business the worst economic crisis that the financial services industry certainly from a technology services provider point of view has ((inaudible)).

So again, I had to get my brain wrapped around it. I’m going to ask you to do it. The aspirations of this management team are beyond this. Our commitment to deliver is something what we believe is real and tangible and what we’re not going to lose sight of is that we deliver what is real and tangible. We’re going to create meaningful shareholder value.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

Confirmation # 71633483

So when we make an acquisition decision, we’re going to have our risk filter on and say, “Is this really going to generate 20% plus?” When we look at buybacks, right, we’re going to be looking at them, is this the best use for our shareholders, the use of our confidence of a rising stock as we continue to generate that TSF.”

So what you’re seeing is a very balanced, well thought out and I believe carefully managed focus to create TSR as we go forward.

John Hogan: Rich, if you wouldn’t’ mind, I would just add a comment relative to the last decades, I guess, and then the future trajectory. One thing I think that’s pretty obvious and should be since spin, we’ve added a lot of headroom to our business. We’ve got a focus on the mutual fund market. that’s a big opportunity. We have great assets. We didn’t have that focus before. We were focused on the issue of market, this is different than we had before. Big opportunity. We have assets that we think can help us uniquely win.

We have the outsourcing opportunity we’re focused on. And global, we’ve been focused on to quite a while, it really is - it is now a competitive necessity for the people we serve. So we think those opportunities are much bigger than we’ve had in the past.

Rich Daly: You know what I’m going to do? I’m going to end here. Because I want on the record John have the last word. I want to be able to point to this for a long time to come. You know, and I want to end also by saying, so as an example, John and I have had a dynamic relationship for 30 years. It started when I serviced him running a broker deal. He actually brought me into that broker dealer when I left the first communication business as senior vice president of operations.

BROADRIDGE, INC.

Moderator: Rick Rodick

06-22-11/7:38 am CT

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I brought John in to the brokerage group’s communications business when it was growing like a weed and I needed some good marine leadership, okay, to help us continue to build the business. We ran that together. It’s been more of a partnership. So that goes to this management team overall. You know, (Tom) commented about the ((inaudible)). I felt people are executive committee.

It’s kind of a lot like the thanksgiving table at my house. Everyone sitting there really cares about one another but they have no problem insulting one another either or being very direct with one to say, “Why would we do it that way? Why won’t we do it this way?” That’s how you get things. This is a team of substance. This is an organization of substance and our passion and commitment to deliver total shareholder returns to you is something universally shared across this team.

That combined with our commitment to the shareholders service - the shareholder - I’m sorry, the service profit chain, okay, where we unconditionally recognize that in order to give you long term TSR, we need to have the best associates in our spaces which means that we have to be the employer of choice in our space because their engagement delivered all those results you saw. They delivered those results under this leadership.

Exceeding customer expectations is why we win. Exceeding customer expectations is why we have 99 percentile client retention rate. And that ultimately will give you great TSR and a great business model to create opportunities going forward.

I thank you for your attention. I hope you bought during the meeting. I hope you continue to buy and serve your clients well as well. Thanks so much.

Male: We didn’t say goodbye. Should we go then?

END